                                                                   EXHIBIT 10.11

                               CREDIT AGREEMENT

                                    AMONG

                                TELETRAC, INC.

                           THE SEVERAL LENDERS FROM
                         TIME TO TIME PARTIES HERETO

                                   - AND -

                                BANQUE PARIBAS

                           AS ADMINISTRATIVE AGENT

                                     AND

                             FLEET NATIONAL BANK

                            AS DOCUMENTATION AGENT

                        DATED AS OF SEPTEMBER 18, 1997

                              TABLE OF CONTENTS

SECTION                                                           PAGE NO.

           RECITALS...............................................

I.         GENERAL TERMS..........................................
           1.01   Revolver Facilities.............................
           1.02   Scheduled Reductions of the Commitments.........
           1.03   Interest on the Notes...........................
           1.04   Loan Requests; Type of Loan.....................
           1.05   Loan Disbursements..............................
           1.06   Payments, Prepayments and Termination or Reduction of the
                  Commitments.....................................
           1.07   Fees and Warrants...............................
           1.08   Requirements of Law.............................
           1.09   Limitations on LIBOR Loans; Illegality..........
           1.10   Taxes...........................................
           1.11   Indemnification.................................
           1.12   Payments Under the Notes........................
           1.13   Set-Off, Etc....................................
           1.14   Pro Rata Treatment; Sharing.....................
           1.15   Non-Receipt of Funds by the Administrative Agent.
           1.16   Replacement of Notes............................
           1.17   Letters of Credit...............................

II.        SECURITY; SUBORDINATION; USE OF PROCEEDS...............
           2.01   Security for the Obligations; Subordination; Etc.
           2.02   Use of Proceeds.................................

III.       CONDITIONS OF MAKING THE LOANS.........................
           3.01   Conditions to the First Loans...................
           3.02   Acquisition Loans...............................
           3.03   All Loans.......................................

IV.        REPRESENTATIONS AND WARRANTIES.........................
           4.01   Financial Statements............................
           4.02   Organization, Qualification, Etc................
           4.03   Authorization; Compliance; Etc..................
           4.04   Governmental and Other Consents, Etc............
           4.05   Litigation......................................
           4.06   Compliance with Laws and Agreements.............
           4.07   Licenses, Etc...................................
           4.08   Proprietary Rights..............................
           4.09   Title to Properties; Condition of Properties....
           4.10   Interests in Other Businesses...................
           4.11   Solvency........................................
           4.12   Full Disclosure.................................
           4.13   Margin Stock....................................
           4.14   Tax Returns.....................................
           4.15   Pension Plans, Etc..............................
           4.16   Material Agreements.............................
           4.17   Projections.....................................
           4.18   Brokers, Etc....................................
           4.19   Capitalization..................................
           4.20   Environmental Compliance........................
           4.21   Investment Company Act..........................
           4.22   Labor Matters...................................

V.         FINANCIAL COVENANTS....................................
           5.01   Minimum VLUs and Messaging Units................
           5.04   Maximum Adjusted Total Funded Debt to
                  Revenue Units...................................
           5.03   Minimum Adjusted Total Funded Debt to Annualized
                  Adjusted Operating Cash Flow....................
           5.04   Maximum Net Marketing Expense...................
           5.05   Maximum Total Leverage..........................
           5.06   Interest Coverage...............................
           5.07   Pro Forma Debt Service Coverage.................
           5.08   Capital Expenditures............................
           5.09   Engineering Expenses and Sustaining Costs.......
           5.10   Headquarters Expense............................
           5.11   R&D Expense.....................................
           5.12   Restricted Payments.............................

VI.        AFFIRMATIVE COVENANTS..................................
           6.01   Preservation of Assets; Compliance with Laws, Etc.
           6.02   Insurance.......................................
           6.03   Taxes, Etc......................................
           6.04   Notice of Proceedings, Defaults, Adverse Change, Etc.
           6.05   Financial Statements and Reports................
           6.06   Inspection......................................
           6.07   Accounting System...............................
           6.08   Additional Assurances...........................
           6.09   Compliance with Environmental Laws..............
           6.10   Interest Rate Protection........................

VII.       NEGATIVE COVENANTS.....................................
           7.01   Indebtedness....................................
           7.02   Liens...........................................
           7.03   Disposition of Assets; etc......................
           7.04   Fundamental Changes; Acquisitions...............
           7.05   Management......................................
           7.06   Sale and Leaseback..............................
           7.07   Investments.....................................
           7.08   Change in Business..............................
           7.09   Accounts Receivable.............................
           7.10   Transactions with Affiliates....................
           7.11   Amendment of Certain Agreements, Etc............
           7.12   ERISA...........................................
           7.13   Margin Stock....................................
           7.14   Negative Pledges, etc...........................

VIII.      DEFAULTS...............................................

IX.        REMEDIES ON DEFAULT, ETC...............................

X.         THE AGENTS.............................................
           10.01  Appointment, Powers and Immunities..............
           10.02  Reliance by Agents..............................
           10.03  Events of Default...............................
           10.04  Rights as a Lender..............................
           10.05  Indemnification.................................

           10.06  Non-Reliance on Agents and other Lenders........
           10.07  Failure to Act..................................
           10.08  Resignation of Agents...........................
           10.09  Cooperation of Lenders..........................

XI.        DEFINITIONS............................................

XII.       ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS;
           SEPARATE ACTIONS BY THE LENDERS........................

XIII.      BENEFIT OF AGREEMENT; ASSIGNMENTS AND
           PARTICIPATIONS.........................................

XIV.       MISCELLANEOUS..........................................
           14.01  Survival........................................
           14.02  Fees and Expenses; Indemnity; Etc...............
           14.03  Notice..........................................
           14.04  Governing Law...................................
           14.05  CONSENT TO JURISDICTION, WAIVER OF
                  JURY TRIAL......................................
           14.06  Severability....................................
           14.07  Section Headings, Etc...........................
           14.08  Several Nature of Lenders' Obligations..........
           14.09  Counterparts....................................
           14.10  Knowledge and Discovery.........................
           14.11  Amendment of Other Agreements...................
           14.12  Disclaimer of Reliance..........................
           14.13  Environmental Indemnification...................

                               INDEX OF SCHEDULES

Schedule 1.01(a)                   Allocation of Commitments
Schedule 1.01(b)                   Form of Reducing Revolving Credit Note
Schedule 1.04(a)                   Loan Request
Schedule 1.04(d)                   Form of Interest Rate Option Notice
Schedule 1.06                      Form of Commitment Reduction Notice
Schedule 2.01                      Exceptions to Security
Schedule 2.02                      Sources and Uses of Proceeds
Schedule 3.01(a)                   Form of Omnibus Officer's
                                     and Compliance Certificate
Schedule 3.01(b)                   Material Adverse Changes
Schedule 4.01                      Opening Balance Sheet
Schedule 4.02                      Organization, Etc.
Schedule 4.04                      Governmental and Other Consents
Schedule 4.05                      Litigation
Schedule 4.07                      FCC Licenses
Schedule 4.08                      Proprietary Rights
Schedule 4.09                      Real Properties
Schedule 4.10                      Interests in Other Businesses
Schedule 4.15                      Pension Plans
Schedule 4.16                      Material Agreements
Schedule 4.17                      Projections
Schedule 4.19                      Capitalization
Schedule 6.05                      Compliance Report
Schedule 7.01                      Permitted Indebtedness
Schedule 7.02                      Permitted Liens
Schedule 13(b)(iii)                Form of Assignment and Acceptance
Schedule 13(b)(iv)                 Form of Notice of Assignment and
                                     Acceptance

                               CREDIT AGREEMENT

     AGREEMENT dated as of September 18, 1997, by and among the financial institutions which are now, or in accordance with ARTICLE XIII hereafter become, parties hereto (collectively, the "LENDERS" and each individually, a "LENDER"); BANQUE PARIBAS, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "ADMINISTRATIVE AGENT"); FLEET NATIONAL BANK, as documentation agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "DOCUMENTATION AGENT"); and TELETRAC, INC., a Delaware corporation (the "BORROWER"), the sole subsidiary of Teletrac Holdings, Inc., a Delaware corporation (the "PARENT"). Certain capitalized terms used herein without definition are defined in ARTICLE XI of this Agreement.

                                   RECITALS

     A. The Borrower was formed for the purpose of engaging in businesses relating to the design, procurement, installation and operation of location, fleet management or related two-way messaging systems and businesses and reasonably related extensions thereof.

     B. The Borrower has issued its unsecured Senior 14% Notes due 2007 (the "SENIOR 14% NOTES") in accordance with the related Offering Memorandum dated July 31, 1997 (the "OFFERING MEMORANDUM"). In connection with the issuance of the Senior 14% Notes, the purchasers thereof are receiving warrants for the purchase of shares of the Class A Common Stock of the Parent. The gross proceeds from the offering of the Notes and such warrants (the "OFFERING") were approximately $105,000,000 and will be used by the Borrower to finance the expansion of its networks and services, to purchase securities to be pledged to secure certain interest payment obligations under the Senior 14% Notes (the "INTEREST RESERVE") and for working capital and other general corporate purposes.

     C. The Borrower desires to obtain additional funds for Capital Expenditures, working capital and general corporate purposes.

     D. The Lenders are willing to provide such funds, all subject to the terms and conditions of this Agreement.

     NOW THEREFORE, the parties hereto, intending to be legally bound, and in consideration of the foregoing and the mutual covenants contained herein, hereby agree as follows:

     I.    GENERAL TERMS

     SECTION 1.01.  REVOLVER FACILITIES.

     (a) On the Closing Date, subject to the terms and conditions contained in this Agreement, the Lenders agree to establish in favor of the Borrower reducing revolving credit facilities (the "REVOLVERS") in the aggregate principal amount of $30,000,000, allocated among the Lenders as set forth in SCHEDULE 1.01(A) (collectively, in either case, as reduced pursuant to SECTION 1.02 and 1.06, the "COMMITMENTS" and, with respect to each Lender's allocation of the Revolvers, its "COMMITMENT"), which shall expire on March 31, 2003 (such date, or such earlier date as the Commitments shall expire or be terminated thereunder, being referred to herein as the "EXPIRATION DATE").

     (b) The borrowings under this SECTION 1.01 shall be evidenced by the Borrower's Reducing Revolving Credit Notes, each in the form attached hereto as
SCHEDULE 1.01(B) (together with any additional Reducing Revolving Credit Notes issued to any assignee(s) of the Commitments under ARTICLE XIII or otherwise issued in substitution therefor or replacement thereof, the "Notes"). The Notes are hereby incorporated by reference herein and made a part hereof.

     (c) The aggregate principal amount of loans made by the Lenders under the Commitments (collectively, the "LOANS") as requested in any Loan Request shall be (i) at least $500,000 and, if more, an integral multiple of $100,000, in the case of LIBOR Loans, and $100,000, and, if more, an integral multiple thereof, in the case of Base Rate Loans, or (ii) such lesser amount as equals the then unadvanced portion of the aggregate Commitments. The Lenders shall have no obligation to make Loans to the Borrower if, after giving effect thereto, the outstanding principal balance under the Notes would exceed the aggregate Available Commitments. From the Closing Date to and including the Expiration Date and within the limits of the aggregate Available Commitments, the Borrower may borrow, repay and reborrow under this SECTION 1.01.

     SECTION 1.02. SCHEDULED REDUCTIONS OF THE COMMITMENTS. The Commitments (i) shall be automatically permanently reduced on December 31, 1999 and each Quarterly Date thereafter, on each of which dates the Borrower shall repay such amount of the aggregate Notes as shall cause the outstanding principal balance thereunder to be less than or equal to the Commitments, as so reduced, and (ii) shall expire on the Expiration Date, when all outstanding principal and accrued interest on the Notes shall be due and payable in full. Such quarterly reductions of the Commitments shall be in the amounts set forth below, without giving effect to any other mandatory or optional Commitment reductions and, after giving effect to such quarterly automatic reductions, the maximum aggregate amount of the Commitments shall not exceed the levels set forth below:

                               AGGREGATE AMOUNT OF
     QUARTERLY DATE       AUTOMATIC PERMANENT REDUCTION    MAXIMUM COMMITMENTS

Closing Date                          $-0-                     $30,000,000
December 31, 1999                  $ 1,500,000                 $28,500,000
March 31, 2000                     $ 1,500,000                 $27,000,000
June 30, 2000                      $ 1,500,000                 $25,500,000
September 30, 2000                 $ 1,500,000                 $24,000,000
December 31, 2000                  $ 2,250,000                 $21,750,000
March 31, 2001                     $ 2,250,000                 $19,500,000
June 30, 2001                      $ 2,250,000                 $17,250,000
September 30, 2001                 $ 2,250,000                 $15,000,000
December 31, 2001                  $ 2,250,000                 $12,750,000
March 31, 2002                     $ 2,250,000                 $10,500,000
June 30, 2002                      $ 2,250,000                 $ 8,250,000
September 30, 2002                 $ 2,250,000                 $ 6,000,000
December 31, 2002                  $ 3,000,000                 $ 3,000,000
March 31, 2003                     $ 3,000,000                     -0-

     SECTION 1.03.  INTEREST ON THE NOTES.

     (A) INTEREST RATE . Subject to the terms and conditions set forth in this
SECTION 1.03, the Borrower may elect an interest rate for the outstanding principal balances from time to time of the Notes, or any portion thereof, based on either the Base Rate or the applicable LIBOR Rate and determined as of any date, as set forth in the Table set forth in paragraph (b) below, as follows:

           (i) the rate for any Base Rate Loan shall be the Base Rate plus the Applicable Margin for Base Rate Loans then in effect; and

           (ii) the rate for any LIBOR Loan shall be the applicable LIBOR Rate plus the Applicable Margin for LIBOR Loans in effect on the first day of the applicable Interest Period.

     (B)   DETERMINATION OF APPLICABLE MARGIN FOR LOANS.

           (i) The Applicable Margin for Loans during the period commencing on the date hereof and ending on November 14, 1997 shall be 2.50%, with respect to Base Rate Loans, and 3.50%, with respect to LIBOR Loans.

           (ii) Subject to the provisions of SECTION 1.03(B)(III) below, the Applicable Margin for Loans during the Pricing Period commencing on November 15, 1997 and ending on February 14, 1998 and during each Pricing Period thereafter shall be determined based upon the ratio of (A) Total Funded Debt as of the last day of the fiscal quarter ended immediately preceding the first day of such Pricing Period to (B) Annualized EBITDA for such fiscal quarter (the "PRICING RATIO"), as indicated in the following
     Table:

--------------------------------------------------------------------------------

                           APPLICABLE MARGIN FOR LOANS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
      PRICING RATIO             BASE RATE LOANS              LIBOR LOANS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Greater than or equal to
3.00:1.00                            2.50%                      3.50%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Less than 3.00:1.00 but
greater than or equal to             2.00%                      3.00%
2.50:1.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Less than 2.50:1.00 but
greater than or equal to             1.50%                      2.50%
2.00:1.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Less than 2.00:1.00                  1.00%                      2.00%
--------------------------------------------------------------------------------

           (iii) Notwithstanding the foregoing, so long as Annualized EBITDA for any fiscal quarter shall be negative, the Applicable Margin for Loans during the Pricing Period commencing on the day after the last day of such fiscal quarter shall be 2.50%, with respect to Base Rate Loans, and 3.50%, with respect to LIBOR Loans.

     (C)   COMPUTATIONS, PRICING PERIOD, ETC.

           (i) Nothing in SECTION 1.03(B) shall be deemed to constitute a waiver of the requirements of SECTION 5.01, default under which will result in an Event of Default and the application of the default rate of interest specified in SECTION 1.03(E).

         (ii) As used in SECTION 1.03, the first "PRICING PERIOD" shall commence on November 15, 1997 and end on February 14, 1998 and, thereafter, the term "Pricing Period" shall mean each period commencing on (A) the date as of which the Borrower is required, under SECTION 6.05(A) or (B) and SECTION 6.05(D), to deliver financial statements and a Compliance Report indicating the applicable Pricing Ratio (in each case, a "COMPLIANCE REPORT DELIVERY DATE") and ending on (B) the next following Compliance Report Delivery Date.

         (iii) Notwithstanding the foregoing, no downward adjustment of the Applicable Margin hereunder shall be permitted (A) unless the Compliance Report for the relevant fiscal period delivered to the Administrative Agent includes a request by the Borrower for such adjustment or (B) during the existence of any Default.

         (iv) Interest on the Loans shall be computed on the basis of the actual number of days elapsed over a 360-day year.

    (D) INTEREST PAYMENT DATES. Interest on the Loans shall be payable in arrears, without setoff, deduction or counterclaim, as follows:

         (i) Interest on each Base Rate Loan shall be due and payable on the Quarterly Dates, commencing September 30, 1997, and at maturity, whether by reason of acceleration, prepayment, payment or otherwise, provided that interest accrued on any Base Rate Loan which is converted to a LIBOR Loan shall be paid on the Quarterly Date following the date of such conversion (or, if accrued on a Base Rate Loan which is so converted on a Quarterly Date, on such Quarterly
Date). The interest rate on Base Rate Loans shall change on the date of any change in the applicable Base Rate.

         (ii) Interest on each LIBOR Loan shall be due and payable on the last day of the Interest Period applicable to such Loan and, if such Interest Period exceeds three (3) months, every three (3) months after the beginning thereof, until and at maturity, whether by reason of acceleration, prepayment, payment or otherwise.

(E) EFFECT OF DEFAULTS, ETC.

         (i) During the existence of any Event of Default, the outstanding principal under the Notes and, to the extent permitted by applicable law, overdue interest, fees or other amounts payable hereunder or under the other Loan Documents shall bear interest, from and including the date such event of Default occurred until such Event of Default is waived in writing as provided herein, at a rate per annum (computed on the basis of the actual number of days elapsed over a 360-day year) equal to two percent (2.00%) above (a) the highest interest rate or rates then applicable to Base Rate Loans and overdue interest, fees and other expenses, or (b) with respect to any LIBOR Loans then in effect (and only until the end of the Interest Period applicable to such LIBOR Loans) the highest interest rate or rates then applicable to such LIBOR Loans, as provided in the Table set forth in SECTION 1.03(B)(II).

         (ii) Nothing in this SECTION 1.03(E) shall affect the rights of the Agents or the Lenders to exercise any rights or remedies under the Loan Documents or applicable law arising upon the occurrence of an Event of Default.

    SECTION 1.04.   LOAN REQUESTS; TYPE OF LOAN.

    (A) LOAN REQUEST. Each request by the Borrower for Loans under the Revolvers (other than the initial Loans, if made concurrently herewith) shall be made not later than (i) 11:00 A.M. (New York City time) on the Business Day prior to the proposed Borrowing Date, if such Loans are Base Rate Loans, or (ii) 11:00 A.M. (New York City time) on the third Business Day prior to the proposed Borrowing Date, if any such Loans are LIBOR Loans, by a written Loan Request, in the form of SCHEDULE 1.04(A) (each, a "LOAN REQUEST"), signed by a duly authorized representative of the Borrower and indicating (i) the date of such Loans and (ii) whether such Loans shall be Base Rate Loans or LIBOR Loans or a combination of the two types of Loans and, if so, the Interest Period for such LIBOR Loans. The Administrative Agent shall promptly notify the Lenders of such Loan Request and the information contained therein. Such Loan Request shall be irrevocable and binding on the Borrower.

    (B) CONVERSION TO A DIFFERENT TYPE OF LOAN. The Borrower may elect from time to time to convert any outstanding Loans to Base Rate Loans or LIBOR Loans, as the case may be, PROVIDED that (i) with respect to any such conversion of LIBOR Loans to Base Rate Loans, the Borrower shall provide the appropriate Interest Rate Option Notice by 11:00 A.M. (New York City time) on the date of such proposed conversion; (ii) with respect to any such conversion of Base Rate Loans to LIBOR Loans, the Borrower shall provide the appropriate Interest Rate Option Notice by 11:00 A.M. (New York City time) at least three Business Days' prior to the date of such proposed conversion; (iii) with respect to any such conversion of LIBOR Loans into Base Rate Loans, such conversion shall only be made on the last day of the related Interest Period; (iv) no Loans may be converted into LIBOR Loans when any Default has occurred and is continuing; (v) the Borrower may have no more than five (5) LIBOR Loans outstanding at any time;
(vi) any conversion of less than all of the outstanding Base Rate Loans into LIBOR Loans shall be in a minimum aggregate principal amount of $500,000 and, if greater, an integral multiple of $100,000; and (vii) any conversion of less than all of the outstanding LIBOR Loans into Base

Rate Loans shall be in a minimum aggregate principal amount of $1,000,000 and, if greater, an integral multiple of $100,000. The Administrative Agent shall promptly notify the Lenders of such Interest Rate Option Notice and the information contained therein.

    (C) CONTINUANCE OF AN INTEREST RATE OPTION. The Borrower may continue any LIBOR Loans as such upon the expiration of the related Interest Period by providing to the Administrative Agent (i) an Interest Rate Option Notice in compliance with the notice provisions set forth in SECTION 1.04(B) or (ii) standing written instructions authorizing the automatic continuation of such Loans, which instructions shall be effective until notice to the Administrative Agent by the Borrower revoking the same (such notice to take effect no sooner than three Business Days after receipt by the Administrative Agent); PROVIDED that no LIBOR Loans may be continued when any Default has occurred and is continuing, but shall be automatically converted to Base Rate Loans on the last day of the first applicable Interest Period which ends during the continuance of such Default. Base Rate Loans shall be deemed to continue as such until receipt of an Interest Rate Option Notice requesting conversion thereof to LIBOR Loans.

    (D) FORM OF NOTICE. Each Interest Rate Option Notice shall be substantially in the form of SCHEDULE 1.04(D) and shall Specify: (i) the aggregate principal amount of Loans to be continued or converted; (ii) the proposed date thereof; (iii) the Interest Period for such LIBOR Loans; and (iv) whether such Loans shall be LIBOR Loans or Base Rate Loans.

    SECTION 1.05. LOAN DISBURSEMENTS. The Loans shall be made by the applicable Lenders PRO RATA as provided in SECTION 1.14. Not later than 12:00 Noon (New York City time), in the case of LIBOR Loans, or 2:00 P.M. (New York City time), in the case of Base Rate Loans, on the date specified for any Loans, each applicable Lender shall make available to the Administrative Agent the portion of the Loans to be made by it on such date, in immediately available funds, for the account of the Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of the Agreement, be made available to the Borrower by depositing the same in immediately available fund in the appropriate account or accounts of the Borrower and by disbursing such funds as indicated in writing in the related Loan Request prior to the date such Loans are proposed to be made.

    SECTION 1.06. PAYMENTS, PREPAYMENTS AND TERMINATION OR REDUCTION OF THE COMMITMENTS.

    (A)  VOLUNTARY REDUCTIONS OF COMMITMENTS AND RELATED PREPAYMENTS.   At any
time prior to the Expiration Date, upon at least three (3) business Days' written notice to the Administrative Agent in the form of SCHEDULE 1.06 (each, a "COMMITMENT REDUCTION NOTICE") signed by a duly authorized representative of the Borrower, the Borrower may permanently terminate or permanently reduce any of the Commitments, PROVIDED as follows:

         (i) The amount of not less than $100,000 or, if greater, an integral multiple of $50,000;

         (ii)    Each Lender's Commitment PRO RATA as provided in SECTION 1.14;
    and

         (iii) simultaneously with each such reduction, the Borrower (A) shall pay to the Administrative Agent, for the ratable account of each Lender, any then accrued unpaid Commitment Fee on the terminated or reduced portion of the respective Commitments, (B) shall pay any indemnification payments due in accordance with SECTION 1.11 in respect of LIBOR Loans so prepaid and (C) shall repay such amount of the aggregate principal amount of the Notes as shall cause the outstanding principal balance thereunder to be less than or equal to the aggregate Available Commitments, after giving effect to such reduction, PROVIDED that any such prepayment shall be an aggregate amount of not less than $100,000 or, if greater, an integral multiple of $50,000.

Each Commitment Reduction Notice shall specify the date fixed for such termination or reduction, the aggregate principal amount thereof and the aggregate principal amount of the Notes required to be repaid hereunder on such date.

    (B) CASUALTY EVENTS. Within two hundred seventy (270) days following the receipt by the Borrower or any of the Subsidiaries of the proceeds of any insurance, condemnation award or other compensation in respect of any Casualty Event (or upon such earlier date as the Borrower or any Subsidiary shall have determined not to repair or replace the asset or property affected by such Casualty Event), which proceeds, together with all other such proceeds theretofore received in respect of Casualty Events, exceed $500,000 in the aggregate, (i) the Commitments shall be automatically reduced in an aggregate amount, if any, equal to the aggregate amount of such proceeds not theretofore applied to the repair or replacement of such asset or property under SECTION 6.02(B) and (ii) the Borrower shall prepay the Notes accordingly, all as provided in SECTIONS 1.06(H) and (I). Nothing in this SECTION 1.06(B) shall be deemed (i) to limit any obligation of the Companies pursuant to the Security Agreements to remit to the Collateral Account the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event, (ii) to obligate the Agent to release any of such proceeds from the Collateral Account to the Borrower or any Subsidiary during the existence of any Default or (iii) to apply to temporary prepayments of the Notes from insurance proceeds pending completion of repairs and restoration within the two hundred seventy (270) day period referred to above.

    (C)  EXCESS CASH FLOW.  On or before May 31 of each year, commencing May
31, 2001, (i) the Commitments shall be automatically reduced by an amount equal to the portion of such prepayments applied to the Notes, in an aggregate amount equal to seventy-five percent (75% ) of Excess Cash Flow for the immediately preceding fiscal year, and (ii) the Borrower shall prepay the Notes accordingly, all as provided in SECTIONS 1.06(H) and (I).

    (D) DISPOSITIONS OF ASSETS. Without limiting the obligation of the Borrower under SECTION 7.03 to obtain the consent of the Required Lenders to any Disposition not otherwise permitted hereunder, the Borrower agrees (i) two (2) Business Days prior to the occurrence of any disposition of assets or properties other than pursuant to SECTION 7.03(A), to deliver to the Administrative Agent (in sufficient copies for each Lender) a statement, certified by the chief executive officer or chief financial officer of the Borrower and in reasonable detail, of the estimated amount of the Net Cash Proceeds of such Disposition and
(ii) that in the event such Disposition is completed, the Commitments shall be automatically reduced as follows:

              (A) on the date of such Disposition, in an aggregate amount equal to 100% of the Net Cash Proceeds of such Disposition received by the Borrower or any of the Subsidiaries on the date of such Disposition; and

              (B) thereafter, quarterly, on the date of the delivery to the administrative Agent pursuant to SECTION 6.05 hereof of the financial statements for each fiscal quarter or (if earlier) the date which is forty-
five (45) days after the end of such fiscal quarter, to the extent the Borrower or any Subsidiary shall receive Net Cash Proceeds during such fiscal quarter under deferred payment arrangements or investments entered into or received in connection with any Disposition, an amount equal to 100% of the aggregate amount of such Net Cash Proceeds, PROVIDED that if, prior to the date upon which the Borrower would otherwise be required to make a prepayment under this paragraph
(B) with respect to any fiscal quarter, all such Net Cash Proceeds received in cash shall aggregate an amount that will require a prepayment of $50,000 or more under this paragraph (B) with respect to such fiscal quarter, then the Borrower shall immediately make a prepayment under this paragraph (B) in an amount equal to such required prepayment.

In connection with each such reduction of the Commitments the borrower shall prepay the Notes accordingly, as provided in SECTION 1.06(I).

    (E) DEBT ISSUANCES. Without limiting the obligation of the Borrower to obtain the consent thereto of the Required Lenders under SECTION 7.01, upon any issuance of additional debt securities of the Borrower or the Parent, other than the Senior 14% Notes, (i) the Commitments shall be automatically reduced in an aggregate amount equal to the net proceeds thereof and (ii) the Borrower shall prepay the Notes accordingly, as provided in SECTIONS 1.06(H) and (I).

    (F) EQUITY ISSUANCES. Upon any issuance of additional shares of the capital stock of the Borrower or the Parent for cash consideration, other than the New Equity and Employee Shares, (i) the Commitments shall be automatically reduced in an aggregate amount equal to fifty percent (50%) of the net cash proceed thereof and (ii) the Borrower shall prepay the Notes accordingly, as provided in SECTIONS 1.06(H) and (I).

    (G)  FCC LICENSE ACQUISITIONS.  the Borrower shall furnish the
Documentation Agent with written notice (the "FCC LICENSE ACQUISITION PAYMENTS NOTICE") if, prior to September 18, 1998, FCC License Acquisition Payments exceed $6,000,000. If, prior to September 18, 1998, FCC License Acquisition Payments exceed the greater of $6,000,000 or such higher amount as may have been approved prior to such date by the Lenders, in their sole and absolute discretion, upon request under SECTION 7.03(C)(III), then, at the election of the Required Lenders exercised by written notice provided within ten (10) Business Days after receipt of any FCC License Acquisition Payments Notice, the Commitments shall automatically terminate and the Borrower shall repay the Notes in full.

    (H) APPLICATION OF REDUCTIONS OF THE COMMITMENTS. Upon the occurrence of any of the events described in the above paragraphs of this SECTION 1.06, the amount of the proposed or required reduction of the Commitments, if any, shall be applied to the reduction of the Lenders' respective Commitments on a PRO RATA basis, as provided in SECTION 1.14. Each such reduction of the aggregate Commitments shall be applied as follows:

         (i) in the case of voluntary reductions under SECTION 1.06(A), to subsequent scheduled automatic reductions of the Commitments under SECTION
    1.02 in the inverse order in which they appear; and

         (ii) in the case of all other reductions, to reduce the dollar levels of each of the Commitments shown in the Table of scheduled automatic reductions under SECTION 1.02 accordance with the dollar levels shown in such Table.

      (I)  MANDATORY PREPAYMENTS; APPLICATIONS OF PREPAYMENTS.

           (i) Simultaneously with any mandatory automatic reduction of the Commitments under SECTION 1.02 or SECTION 1.06(B), (C), (D), (E), (F) or
      (G), the Borrower (A) shall pay
      to the Administrative Agent, for the ratable account of each Lender, any then accrued unpaid Commitment Fee on the reduced portion of the respective Commitments, (B) shall pay any indemnification payments due in accordance with SECTION 1.11 in respect of LIBOR Loans so prepaid and (C) shall repay such amount of the aggregate principal amount of the Notes as shall cause the outstanding principal balance thereunder to be less than or equal to the aggregate Available Commitments, after giving effect to such reduction.

           (ii) All voluntary and mandatory prepayments of the Notes under this
      SECTION 1.06 (A) shall be made without set-off (other than for final judgments for the payment of money against either Agent or any Lender), deduction or counterclaim, and (B) unless otherwise specified in this
      SECTION 1.06, shall be applied FIRST, to overdue interest, fees, indemnification payments and expenses hereunder and SECOND, to pay principal of the Notes, PROVIDED, in each case, that (A) payments of principal of the Notes shall be applied to the Lenders' respective Notes PRO RATA as provided in SECTION 1.14, unless otherwise agreed to by the Lenders, and (B) applications of prepayments to principal shall be made first to Base Rate Loans and then to LIBOR Loans.

     SECTION 1.07.  FEES AND WARRANTS.

     (a) The Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, a non-refundable fee (the "COMMITMENT FEE") on the aggregate daily unutilized portion of the Commitments from the Closing Date to and including the earlier of the termination of the Commitments or the Expiration Date, at the Commitment Fee Rate (computed on the basis of the actual number of days elapsed over a 360-day year), payable quarterly in arrears on each Quarterly Date, without setoff, deduction or counterclaim, with a final payment at the maturity of the Notes, whether by payment, prepayment, acceleration or otherwise.

     (b) The Commitment Fee Rate during the period commencing on the date hereof and ending on November 14, 1997 shall be .50%. The Commitment Fee Rate during the Pricing Period commencing on November 15, 1997 and ending on February 14, 1998 and during each Pricing Period thereafter shall be determined based upon the Pricing Ratio, as indicated in the following Table:

               ------------------------------------------------------
                     PRICING RATIO           COMMITMENT FEE RATE
               ------------------------------------------------------
               ------------------------------------------------------
               Greater than or equal to
               2.50:1.00                              .500%

               ------------------------------------------------------
               ------------------------------------------------------
               Less than 2.50:1.00                    .375%
               ------------------------------------------------------

Notwithstanding the foregoing, as long as Annualized EBITDA for any fiscal quarter shall be negative, the Commitment Fee Rate for the Pricing Period commencing on the day after the last day of such fiscal quarter shall be .50%.

      (c) The Borrower shall also pay certain additional fees, and the Parent shall issue the Warrants, to the Lenders and the Agents, as provided in the Fee and Warrant Letters. In conjunction with the issuance of the Warrants, the Borrower and the Parent shall enter into the Equity Holder Agreement.

      SECTION L.08.  REQUIREMENTS OF LAW.

      (a)   In the event that any Regulatory Change shall:

            (i) change the basis of taxation of any amounts payable to any Lender under this Agreement or any Notes in respect of any Loans, including without limitation LIBOR Loans (other than taxes imposed on the overall net income of such Lender in its jurisdiction of organization or in the jurisdiction where its lending office is located);

            (ii) impose or modify any reserve, compulsory loan assessment, special deposit or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, any office of such Lender (including any of such Loans or any deposits referred to in the definition of "LIBOR BASE RATE" in ARTICLE XI); or

            (iii) impose any other conditions affecting this Agreement in respect of Loans, including without limitation LIBOR Loans (or any of such extensions of credit, assets, deposits or liabilities);

and the result of any of the foregoing shall be to increase such Lender's costs of making or maintaining any Loans, including without limitation LIBOR Loans or any Commitment, or to reduce any amount receivable by such Lender hereunder in respect of any of its LIBOR Loans or any Commitment, in each case only to the extent that such additional amounts are not included in the LIBOR Base Rate or Base Rate applicable to such Loans, then the Borrower shall pay on demand to such Lender, through the Administrative Agent, and from time to time as specified by such Lender, such additional amounts as such Lender shall reasonably determine are sufficient to compensate such Lender for such increased cost or reduced amount receivable.

      (b) If at any time after the date of this Agreement any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Lending Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption or implementation of any Regulatory Change regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof (whether or not having the force of law), has or will have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of the existence of its obligations hereunder to a level below that which such Lender or its holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time following written notice by such Lender to the Borrower as provided in paragraph (c) of this Section, within fifteen (15) days after demand by such Lender, the Borrower shall pay to such Lender, through the Administrative Agent, such additional amount or amounts as such Lender shall reasonably determine will compensate such Lender or such corporation, as the case may be, for such reduction, provided that to the extent that any or all of the Borrower's liability under this Section arises following the date of the adoption of any such Regulatory Change (the "EFFECTIVE DATE"), such compensation shall be payable only with respect to that portion of such liability arising after notice of such Regulatory Change is given by such Lender to the Borrower (unless such notice is given within sixty (60) days after the Effective Date, in which case such compensation shall be payable in respect of all periods before and after the Effective Date).

      (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail the computation of any additional amounts payable pursuant to this Section submitted by such Lender to the Borrower shall be delivered to the Borrower and the other Lenders promptly after the initial incurrence of such additional amounts and shall be conclusive in the absence of manifest error. The covenants contained in this Section shall survive for six months following the termination of this Agreement and the payment of the outstanding Notes. No failure on the part of any Lender to demand compensation under paragraph (a) or
(b) above on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation thereunder.

      SECTION 1.09.  LIMITATIONS ON LIBOR LOANS; ILLEGALITY.

      (a) Anything herein to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any LIBOR Loans for any applicable Interest Period, the Administrative Agent shall determine (which determination shall be conclusive absent manifest error) that:

            (i) by reason of any event affecting United States money markets or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement; or

           (ii) the rates of interest referred to in the definition of "LIBOR BASE RATE" in ARTICLE XI, on the basis of which the rate of interest on any LIBOR Loans for such period is determined, do not accurately reflect the cost to the Lenders of making or maintaining such LIBOR Loans for such period; then the Administrative Agent shall give the Borrower prompt notice thereof (and shall thereafter give the Borrower prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, the Lenders shall be under no obligation to make LIBOR Loans or to convert Base Rate Loans into LIBOR Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for any outstanding LIBOR Loans, either prepay such LIBOR Loans in accordance with SECTIONS 1.01 and 1.06 or convert such Loans into Base Rate Loans in accordance with SECTION 1.04.

      (b) Notwithstanding any other provision herein, if for any reason a Lender shall be unable to make or maintain LIBOR Loans as contemplated by this Agreement, such Lender shall provide prompt written notice to the Borrower and
(i) such Lender's commitment hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Base Rate Loans to LIBOR Loans shall thereupon terminate and
(ii) such Lender's Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, and if the reason for such Lender's inability to make or maintain LIBOR Loans as contemplated by this Agreement is a Regulatory Change, then the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to SECTION 1.11.

      SECTION 1.10.  TAXES.

      (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (all such taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "TAXES"); PROVIDED, HOWEVER, that the term "Taxes" shall not include net income taxes, franchise taxes (imposed in lieu of net income taxes) and general intangibles taxes (such as those imposed by the State of Florida) imposed on either Agent or any Lender, as the case may be, as a result of a present or former connection or nexus between the jurisdiction of the government or taxing authority imposing such tax (or any political subdivision or taxing authority thereof or therein) and such Agent or such Lender other than that arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, the Notes or any of the Security Documents. If any Taxes are required to be withheld from any amounts payable to either Agent or any Lender hereunder or under the Notes, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower in respect of this Agreement or the Notes, as promptly as possible thereafter the Borrower shall send to such Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by either Agent or any Lender as a result of any such failure. If, after any payment of Taxes by the Borrower under this Section, any part of any Tax paid by either Agent or any Lender is subsequently recovered by such Agent or such Lender, such Agent or such Lender shall reimburse the Borrower to the extent of the amount so recovered. A certificate of an officer of the Administrative Agent or such Lender setting forth the amount of such recovery and the basis therefor shall, in the absence of manifest error, be conclusive. The Agents and the Lenders shall use reasonable efforts to notify the Borrower of their attempts, if any, to obtain abatements of any such Taxes and the receipt by the Agents or the Lenders of any funds in connection therewith. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

      (b) Each Lender, if any, that is not incorporated under the laws of the United States or a state thereof agrees that prior to the date any payment is required to be made to it hereunder it will deliver to the Borrower and the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Borrower and the Administrative Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (x) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (y) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

      SECTION 1.11. INDEMNIFICATION. The Borrower shall pay to the Administrative Agent, for the account of each Lender, upon the request of such Lender delivered to the Administrative Agent and thereafter delivered by the Administrative Agent to the Borrower, such amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender (as reasonably determined by such Lender) as a result of:

      (a) any payment or prepayment or conversion of any LIBOR Loan held by such Lender on a date other than the last day of the Interest Period for such LIBOR Loan (including without limitation any such payment, prepayment or conversion required under SECTION 1.04 or 1.06); or

      (b) any failure by the Borrower to borrow, convert into or continue a LIBOR Loan on the date for such borrowing specified in the relevant Loan Request or Interest Rate Option Notice under SECTION 1.04 or otherwise.

Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. The determination by each such Lender of the amount of any such loss or expense, when set forth in a written notice delivered to the Administrative Agent (and thereafter delivered by the Administrative Agent to the Borrower), containing such Lender's calculation thereof in reasonable detail, shall be conclusive in the absence of manifest error.

      SECTION 1.12. PAYMENTS UNDER THE NOTES. All payments and prepayments made by the Borrower of principal of, and interest on, the Notes and other sums and charges payable under this Agreement, including without limitation the Commitment Fee and any payments under SECTIONS 1.08, 1.10 and 1.11, shall be made in immediately available funds to the Administrative Agent (as specified in SECTION 14.03) for the accounts of the Lenders as provided in SECTION 1.14 and otherwise herein and, with respect to fees payable to the Agents and their affiliates, the Fee and Warrant Letters, not later than 2:00 P.M. (New York City time), on the date on which such payment shall become due. The failure by the Borrower to make any such payment by such hour shall not constitute a Default hereunder so long as payment is received later that day, provided that any such payment made after 2:00 P.M. (New York City time), on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Notes. The Borrower shall, at the time of making each payment under this Agreement or the Notes, specify to the Administrative Agent the Notes or amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payments in such manner as the Required Lenders may direct or, absent such direction, as it determines to be appropriate, subject to the provisions of SECTION 1.14). Except as otherwise provided in the definition of "Interest Period" with respect to LIBOR Loans, if any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day, such payment shall be deemed due on the next following Business Day and interest shall be payable at the applicable rate specified herein through such extension period. The Administrative Agent, or any Lender for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any deposit account of the Borrower with the Administrative Agent or such Lender, as the case may be. Each payment received by the Administrative Agent under this Agreement or any Note for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender for the Note in respect to which such payment is made.

      SECTION 1.13. SET-OFF, ETC. The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have and in addition to the debit right afforded in SECTION 1.12, each Lender (and each subsequent holder of any Note) shall be entitled, at its option, to offset balances held by it, or by any of its respective branches or agencies, for the account of the Borrower at any of its or their offices, in Dollars or in any other currency, against any principal of or interest on the Notes held by such Lender (or subsequent noteholder) or other fees or charges owed to such Lender (or subsequent noteholder) hereunder which are not paid when due (regardless of whether such balances are then due to the Borrower and regardless of whether the Lenders are otherwise fully secured), in which case it shall promptly notify the Borrower and the Administrative Agent thereof, provided that such Lender's (or subsequent noteholder's) failure to give such notice shall not affect the validity thereof and (as security for any Indebtedness hereunder) the Borrower hereby grants to the Documentation Agent and the Lenders a continuing security interest in any and all balances, credit, deposits, accounts or moneys of the Borrower maintained with either Agent and any Lender now or hereafter. If a Lender (or subsequent noteholder) shall obtain payment of any principal, interest or other amounts payable under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or otherwise or pursuant to the debit right provided in SECTION 1.12, it shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Note(s) held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) PRO RATA in accordance with the unpaid principal amounts of and interest on the Note(s) held by each of them. To such end, the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender or any other Person which purchases a participation (or direct interest) in the Note(s) held by any or all of the Lenders (each being hereinafter referred to as a "PARTICIPANT") may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Participant were a direct holder of Notes in the amount of such participation, provided that the Borrower was notified of such purchase. Nothing contained herein shall be deemed to require any Participant to exercise any such right or shall affect the right of any Participant to exercise, and retain the benefits of exercising, any such right with respect to any indebtedness or obligation of the Borrower, other than the Borrower's indebtedness and obligations under this Agreement.

      SECTION 1.14.  PRO RATA TREATMENT; SHARING.

      (a) Except to the extent otherwise provided herein and, with respect to fees payable to the Agents and their affiliates, the Fee and Warrant Letters, and except as otherwise agreed by the Lenders: (i) each borrowing from the Lenders under the Commitments shall be made from the Lenders, each Lender's share of each Letter of Credit under SECTION 1.17 and each payment of the Commitment Fee under SECTION 1.07 and the Letter of Credit Fee under SECTION
1.17 shall be
allocated to the Lenders PRO RATA according to the amounts of their respective unutilized Commitments; (ii) the principal amount of LIBOR Loans made by each Lender shall be determined on a PRO RATA basis in accordance with its respective Commitment (when making Loans) or the outstanding principal amount of the Loans owed to such Lender (in the case of conversions to or continuations of Loans as LIBOR Loans); (iii) each payment and prepayment of principal of the Notes and each repayment of Letter of Credit Disbursements shall be allocated to the Lenders PRO RATA in accordance with the unpaid principal amounts of the respective Notes held by the Lenders; (iv) each payment of interest on the Notes shall be allocated to the Lenders PRO RATA in accordance with the unpaid principal amounts of their respective Revolver Loans; (v) each payment of any other sums and charges payable for the Lenders' account under this Agreement (except the fees payable under the Fee and Warrant Letters, which are payable solely in accordance therewith) shall be allocated to the Lenders PRO RATA in accordance with the respective unpaid principal amounts of the aggregate Loans made by each of them; (vi) each payment under SECTION 1.08, 1.10 or 1.11 shall be made to each Lender in the amount required to be paid to such Lender to adequately indemnify or compensate such Lender for losses suffered or costs incurred by such Lender as provided in such Section; and (vii) notwithstanding the foregoing, after and during the continuance of a Default, each distribution of cash, property, securities or other value received by any Lender, directly or indirectly, in respect of the Borrower's Indebtedness hereunder, whether pursuant to any attachment, garnishment, execution or other proceedings for the collection thereof or pursuant to any bankruptcy, reorganization, liquidation or other similar proceeding or otherwise, after payment of collection and other expenses as provided herein and in the Security Documents, shall be apportioned among the Lenders PRO RATA based upon the respective aggregate unpaid principal amounts of and interest on the Notes held by each of them and their respective shares of the aggregate Letter of Credit Exposure.

      (b) Notwithstanding the foregoing, if any Lender (a "Recovering Party") shall receive any such distribution referred to in SECTION 1.14 (A)(VI) above (a "RECOVERY") in respect thereof, such Recovering Party shall pay to the Administrative Agent for distribution to the Lenders as set forth herein their respective PRO RATA shares of such Recovery, based on the Lenders' PRO RATA shares of all Loans outstanding at such time, unless the Recovering Party is legally required to return any Recovery, in which case each party receiving a portion of such Recovery shall return to the Recovering Party its PRO RATA share of the sum required to be returned without interest. For purposes of this Agreement, calculations of the amount of the PRO RATA share of each Lender shall be rounded to the nearest whole dollar.

      (c) The Borrower acknowledges and agrees that, if any Recovering Party shall be obligated to pay to the other Lenders a portion of any Recovery pursuant to SECTION 1.14(B) and shall make such recovery payment, the Borrower shall be deemed to have satisfied its obligations in respect of Indebtedness held by such Recovering Party only to the extent of the Recovery actually retained by such Recovering Party after giving effect to the PRO rata payments by such Recovering Party to the other Lenders. The obligations of the Borrower in respect of Indebtedness held by each other Lender shall be deemed to have been satisfied to the extent of the amount of the Recovery distributed to each such other Lender by the Recovering Party.

      SECTION 1.15. NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have been notified in writing by a Lender or the Borrower prior to the date on which such Lender or the Borrower is scheduled to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by it hereunder or (in the case of the Borrower) a payment to the Administrative Agent for the account of any or all of the Lenders hereunder (such payment being herein referred to as a "REQUIRED PAYMENT"), which notice shall be effective upon actual receipt, that it does not intend to make such Required Payment to the Administrative Agent, the Administrative Agent may (but shall not be required to) assume that the Required Payment has been made and may (but shall not be required to), in reliance upon such assumption, make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, or with respect to payment received by the Borrower, within three (3) Business Days after such receipt repay to the Administrative Agent for the Administrative Agent's own account the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to
(a) the Federal Funds Rate for such day, with respect to interest paid by such Lender, or (b) the applicable rate provided under SECTION 1.03, with respect to interest paid by the Borrower.

      SECTION 1.16. REPLACEMENT OF NOTES. Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note and (a) in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrower (PROVIDED, HOWEVER, that if the holder of such Note is the original holder of such Note or a financial institution with net capital, capital surplus and undivided profits in excess of $50,000,000 its own agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of any such mutilation, upon the surrender of such Note for cancellation, the Borrower will execute and deliver, in lieu of such lost, stolen, destroyed, or mutilated Note, a new Note of like tenor.

      SECTION 1.17. LETTERS OF CREDIT. From time to time prior to the Expiration Date and on the terms and subject to the conditions contained in this Agreement, the Administrative Agent shall cause the Issuing Banks to issue stand-by letters of credit (or to provide renewals thereof) for the account of the Borrower (each a "LETTER OF CREDIT" and collectively, the "LETTERS OF CREDIT") as follows:

      (A) ISSUANCE OF LETTERS OF CREDIT. The obligations of the Issuing Banks to issue any Letter of Credit requested by the Borrower is subject to the following conditions:

            (i) The Issuing Bank shall not issue any Letter of Credit if, after giving effect to the issuance thereof, (A) the sum of (i) the aggregate principal amount of all Loans then outstanding and (ii) the Letter of Credit Exposure would exceed the aggregate Commitments, as then in effect,
      (B) the aggregate Letter of Credit Exposure would exceed $2,500,000, or
      (C) any Default would exist.

            (ii) The initial Letters of Credit shall be jointly issued by Fleet and Paribas, each in the face amount of $1,250,000, to replace the $2,500,000 letter of credit issued for the Borrower's account by Toronto Dominion Bank in favor of Tadiran Ltd., as beneficiary (the "TD LETTER OF CREDIT"). No subsequent Letters of Credit shall be issued other than as renewals of, or substitutions for, such initial Letters of Credit, in accordance with the provisions of this SECTION 1.17 and the applicable Letter of Credit Documents.

            (iii) Such initial Letters of Credit and any related documentation shall be in form and scope and upon terms acceptable to the Issuing Banks, in their sole discretion but, in any event, in accordance with their then customary practices (and, as between or among the Issuing Banks pursuant to substantially comparable terms) (collectively with the Letters(s) of Credit issued pursuant hereto, the "LETTER OF CREDIT DOCUMENTS"). The Borrower will furnish to each of the Issuing Banks on their standard written application (which shall be received by the Issuing Bank not less than three (3) Business Days and not more than ten (10) Business Days prior to the proposed issue date of such Letter of Credit) such information as is required thereby, including the following: (A) the proposed issue date (which must be a Business Day), (B) the expiration date, which must be prior to the Expiration Date and in any event, no later than 365 days from issuance (subject to customary automatic annual renewal provisions), (C) the name and address of the beneficiary, (D) the face amount of such Letter of Credit, (E) the purpose of such Letter of Credit, which shall be solely to replace the TD Letter of Credit, and (F) the form of such Letter of Credit.

            (iv) Each Letter of Credit must expire on or prior to the Expiration Date (or earlier, subject to customary renewal options, in accordance with the Issuing Bank's customary practices).

    (B) LETTER OF CREDIT FEES. The Borrower shall pay the Agent, for the ratable account of each Lender, a non-refundable letter of credit fee (the "LETTER OF CREDIT FEE") which shall accrue from the date of issuance of any Letter of Credit through and including the Expiration Date and shall be payable quarterly in arrears on each Quarterly Date, without setoff, deduction or counterclaim, with a final payment on the Expiration Date. The letter of Credit Fee shall be calculated by multiplying the aggregate face amount of all outstanding Letters of Credit by the Applicable Margin applicable from time to time to LIBOR Loans. The Administrative Agent will promptly remit to each Lender its share of all payments received by the Issuing Bank or the Administrative Agent in respect of the Letter of Credit Fee. Upon the issuance, renewal or amendment of any Letter of Credit, the Borrowers shall also pay the applicable Issuing Bank's customary issuance, renewal or amendment fee, respectively, for letters of credit.

    (C) CASH COLLATERAL. For so long as the Companies' cash on hand (without giving effect to the Interest Reserve is less than $10,000,000, but greater than or equal to $5,000,000, in the aggregate, the Borrower shall provide sash collateral for its obligations in respect of any and all Letters of Credit in an amount equal to at least fifty percent (50%) of the aggregate Letter of Credit Exposure. for so long as the Companies' cash on hand (without giving effect to the Interest Reserve) is less than $5,000,000 in the aggregate and, in any event, during the existence of any Default, the Borrower shall provide cash collateral (collectively, the "CASH COLLATERAL") shall be provided within three
(3) Business Days following the occurrence of the event giving rise to such Cash Collateral requirement in such manner, and pursuant to such instruments and agreements, as the Documentation Agent shall require.

    (D) OBLIGATION OF BORROWER TO REPAY LETTER OF CREDIT DISBURSEMENTS, ETC. The Borrower assumes all risks in connection with the Letters of Credit and the Borrower's obligation to repay any payments made by any Issuing Bank on a draft presented under any Letter of Credit (each a "LETTER OF CREDIT DISBURSEMENT") shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of:

              (i) any lack of validity or enforceability of any Letter of Credit;

              (ii) the existence of any claim, setoff, defense or other right which the Borrower or any other person may at any time have against the beneficiary under any Letter of Credit, either Agent, any Issuing Bank, any Lender or any other Person, whether in connection with this Agreement or otherwise;

              (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, unless payment by the applicable Issuing Bank under such Letter of Credit
    (A) shall have been made against presentation of drafts or documents that, on their face, do not substantially conform to the requirements of such Letter of Credit, or (B) shall have been the result of the gross negligence or willful misconduct of such Issuing Bank; and

              (iv) any other circumstance or event whatsoever, whether or not similar to any of the foregoing, provided that such circumstance or event shall not have been the result of the gross negligence or willful misconduct of an Issuing Bank.

    (E) PARTICIPATION BY LENDERS. Each of the Issuing Banks shall give each Lender prompt notice of its receipt of each application for the issuance of a Letter of Credit and the Proposed face amount, beneficiary, purpose and expiration date thereof. By the issuance of a Letter of Credit and without any further action, the applicable Issuing Bank hereby grants to each Lender, and each Lender hereby agrees to acquire from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's PRO RATA share of the face amount thereof, determined as provided in SECTION 1.14, effective upon the date of issuance. In furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, the amount of such Lender's PRO RATA share of each Letter of Credit Disbursement. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this SECTION 1.17(E) is absolute and unconditional and shall not be affected by any circumstances whatsoever, and that each payment obligation arising from a Letter of Credit Disbursement shall be made promptly by each Lender to the Administrative Agent without any offset, abatement, withholding or reduction whatsoever.

    (F) PAYMENTS BY LENDERS TO ISSUING BANK; FEE SHARING. Upon notification by the Issuing Bank to the Administrative Agent that a Letter of Credit Disbursement has been made and that the Borrower has failed to meet its reimbursement obligations to the applicable issuing Bank, the Administrative Agent shall promptly notify such Issuing Bank and each other Lender of the amount of the Letter of Credit Disbursement and, in the case of each Lender, its PRO RATA share thereof. Each Lender shall pay to the Administrative Agent, not later than 2:00 P.M., New York time, on such date such Lender's PRO RATA share of such Letter of Credit Disbursement, which the Administrative Agent shall promptly pay to such Issuing Bank. The Administrative Agent will promptly remit to each Lender its share of any amounts subsequently received by any Issuing Bank or the Administrative Agent from the Borrower in respect of all Letter of Credit Disbursements.

    II.  SECURITY; SUBORDINATION; USE OF PROCEEDS

    SECTION 2.01. SECURITY FOR THE OBLIGATIONS; SUBORDINATION; ETC.

    (A) COLLATERAL. Except as Limited in SCHEDULE 2.01, the Borrower's obligation hereunder, under the Notes and the Letter of Credit Documents and in respect of any Rate Hedging Obligations entered into with any Hedging Lenders shall be secured at all times by:

         (i) the unconditional guaranty of each of the Operating Subsidiaries, if any, and the Parent;

         (ii) a first priority perfected security interest in and lien upon all presently owned and hereafter acquired tangible and intangible personal property and fixtures of each of the Borrower and any Operating Subsidiaries, if, any including any intercompany notes, Obligations or agreements, subject only to (A) any prior Liens expressly permitted under this Agreement and (B) the exclusion of any license, permit or other authorization issued by the FCC, except to the extent (if any) that such a security interest is permitted or not prohibited by the Communication Act of 1934, as amended, and the rules, regulations and policies of the FCC (but including, to the maximum extent permitted by lay, all rights incident or appurtenant to any such license, permit or other authorization, including without limitation the right to receive all proceeds derived or arising from or in connection with the sale, assignment or transfer thereof);

         (iii) first mortgages on all Key Sites, subject only to any prior Liens expressly permitted under this Agreement, together with Mortgagee's title insurance policies acceptable to the Lenders;

         (iv) first priority perfected collateral assignments of or leasehold mortgages on all leases of Key Sites (A) together with (and subject to), such third party consents, lien waivers, non-disturbance agreements and estoppel certificates as the Documentation Agent shall reasonably require (and which are required under applicable law), in each case on a best efforts basis to the extent that such third parties are not under the control of any Company, and (B) together with mortgagee's title insurance policies reasonably acceptable to the Documentation Agent;

         (v) a first priority perfected collateral assignment and/or pledge of all of the issued and outstanding ownership interests of each of the borrower and the Subsidiaries and all warrants, options and other rights to purchase such ownership interests; and

         (vi) a first priority perfected collateral assignment of all trademarks, service marks, patents and other intellectual property of the Companies, recorded as required with the United States Patent and Trademark Office;

         (vii) first priority perfected collateral assignments of (i) the Tadiran Agreements and (ii) such other material agreements as the Documentation Agent shall reasonably deem necessary to protect the interests of the Lenders, together, in each case with such third party consents, lien waivers and estoppel certificates as the Documentation Agent shall reasonably require; and

         (viii)  the Cash Collateral, if any, required under SECTION 1.17.

    (b) SUBORDINATION. All existing and hereafter arising indebtedness of the Borrower and the Subsidiaries, if any, to the Parent shall be subordinated to all Indebtedness of the Companies to the Agents or the Lenders pursuant to a subordination agreement satisfactory in form and substance to the Required Lenders (the "AFFILIATE SUBORDINATION AGREEMENT").

    (c) SECURITY DOCUMENTS. All Agreements and instruments described or contemplated in this SECTION 2.01, together with any and all other agreements and instruments heretofore or hereafter securing the Notes, the Rate Hedging Obligations and the other Obligations or otherwise executed in connection with this Agreement, are sometimes hereinafter referred to collectively as the "SECURITY DOCUMENTS" and each individually as a "SECURITY DOCUMENT". the Borrower agrees to take such action as the Lenders may reasonably request from time to time in order to cause the Documentation Agent and the Lenders to be secured at all times as described in this Section.

    SECTION 2.02 USE OF PROCEEDS. The proceeds of the Loans shall be used (a) for working capital, (b) for Capital Expenditures, (c) to support the issuance of Letters of Credit under SECTION 1.17 to replace the TD Letter of Credit and (d) for general corporate purposes of the Borrower in the Expanded Core Markets. Attached as SCHEDULE 2.02 hereto is the Borrower's current projection, as of the date hereof, of its sources and uses of proceeds as of the Closing Date.

         III. CONDITIONS OF MAKING THE LOANS

    SECTION 3.01. CONDITIONS TO THE FIRST LOANS.  The obligations of the
Lenders to enter into this Agreement and to make the first Loans to the Borrower are subject to the following conditions:

    (A) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Borrower and its Affiliates set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date hereof and on the Borrowing Date of such Loans and the Borrower shall have performed all obligations which were to have been performed by it hereunder prior to the date hereof or such Borrowing Date, as the case may be.

    (B) LOAN DOCUMENTS AND ORGANIZATIONAL DOCUMENTS. The Borrower shall have executed and/ or delivered to the Documentation Agent (or shall have caused to be executed and delivered to the Documentation Agent by the appropriate Persons) as of the date hereof, the following:


           (i)   The Notes;

           (ii) All of the Security Documents, including without limitation all Uniform Commercial Code Financing Statements and Termination Statements and all mortgages, deeds of trusts and amendments thereto, lessor consents and waivers and related title insurance policies, if any, required by the Documentation Agent or its counsel, in connection with the Borrower's compliance with the provisions of SECTION 2.01;

           (iii) Certified copies (pursuant to PART A of the form attached as SCHEDULE 3.01(A)) of the resolutions of the Board of Directors of each Company authorizing the execution and delivery of the Loan Documents to which it is a party;

           (iv) A copy of the Certificate or Articles of Incorporation of each Company, with any amendments thereto, certified by the appropriate Secretary of State and (pursuant to PART A of the form attached as SCHEDULE 3.01(A)) by the Secretary or an Assistant Secretary of such Company;

            (v) For each Company, certificates of legal existence and good standing (both as to corporation law, if applicable, and, if available, tax matters) issued as of a reasonably recent date by such Company's state of organization and any other state in which such Company is authorized or qualified to transact business;

            (vi) No later than three (3) Business Days prior to the Closing Date, to the extent requested by the Documentation Agent, true and correct copies of the Senior 14% Notes, the Senior Note Indenture, the Tadiran Agreements and the Preferred Stock Exchange Agreements, all material governmental licenses, franchises and permits, all material third party consents and all other material leases, contracts, agreements, instruments and other documents specified in SCHEDULES 4.04, 4.07, 4.16 and 4.19;

            (vii)Such Uniform Commercial Code, Federal tax lien and judgment searches with respect to the Companies and any other third parties as the Documentation Agent shall require, the results thereof to be satisfactory to the Documentation Agent;

            (viii)The Opening Balance Sheet;

            (ix) Certificates of insurance evidencing the insurance coverage and policy provisions required in this Agreement; and

            (x) Such other supporting documents and certificates as the Documentation Agent or the Lenders may have reasonably requested prior to the date hereof.

     (C) OFFICER'S CERTIFICATES AS TO COMPLIANCE, DOCUMENTS, ETC. On or prior to the date hereof and on or prior to the Borrowing Date for the first Loans, the Borrower shall have provided to the Documentation Agent one or more compliance and other closing certificates, in forms satisfactory to the Documentation Agent, executed on behalf of the Borrower by an Authorized Signatory, certifying as to satisfaction by the Borrower of the conditions set forth in this SECTION
3.01 and, if applicable, in SECTION 3.02 and, specifically, as to certain matters specified therein, and including the certifications and attachments referred to in SECTIONS 3.01(B)(III), (IV) and (V), substantially in the form of PART B of SCHEDULE 3.01(A) attached hereto.

     (D) NO MATERIAL ADVERSE CHANGE. Except as set forth on SCHEDULE 3.01(B), as of the date hereof and as of the Borrowing Date for the first Loans hereunder, and since December 31, 1996, no event or circumstance shall have occurred which could have a Material Adverse Effect.

     (E) COMPANY COUNSEL OPINION. The Documentation Agent shall have received the written opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol, general counsel to the Companies dated as of the date hereof, addressed to the Agents and the Lenders and reasonably satisfactory to the Documentation Agent in scope and substance;

     (F) FCC COUNSEL OPINION. The Documentation Agent shall have received the favorable written opinion of Dow, Lohnes & Albertson, special communications counsel to the Companies dated as of the date hereof, addressed to the Agents and the Lenders and reasonably satisfactory to the Documentation Agent in scope and substance;

     (G) LEGAL AND OTHER FEES. As of the date hereof and as of the Borrowing Date for the first Loans hereunder, all fees owed to the Agents and, the Lenders under the Fee and Warrant Letters (it being understood that the "Closing Date" referred to therein is the date hereof) and all legal fees and expenses of special counsel to the Documentation Agent incurred through such date shall have been paid in full.

     (H) WARRANTS. As of the date hereof and as of the Borrowing Date for the first Loans hereunder, the Warrants shall have been duly issued to Fleet and Paribas as contemplated under the Fee and Warrant Letters and Fleet and Paribas, by execution of the Equity Holder Agreement, shall each have become parties to (i) the Stockholders' Agreement with rights as "Investors" thereunder and (ii) to the Registration Rights Agreement with rights as "Holders" of "Registrable Securities" thereunder (and with the shares of Parent's common stock issuable upon the exercise of the Warrants being included in the definition of "Registrable Securities").

     (I) REVIEW BY DOCUMENTATION AGENT'S COUNSEL. All legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to counsel for the Documentation Agent as of the date hereof and as of the Borrowing Date for the first Loans hereunder.

     SECTION 3.02. ALL LOANS. The obligations of the Lenders to make any Loans and the obligation of the Issuing Banks to issue and renew Letters of Credit are, in each case, subject to the following conditions:

     (a) All warranties and representations set forth in this Agreement shall be true and correct in all material respects as of the date such Loans are made or such Letter of Credit is issued or renewed (except to the extent they expressly relate to an earlier specified date or are affected by transactions or events occurring after the Closing Date and are permitted or not prohibited hereunder). Each telephonic or written request for Loans or for the issuance or renewal of a Letter of Credit shall constitute a representation to such effect as of the date of such request and as of the date of such borrowing or such issuance or renewal.

     (b) As of the Borrowing Date of such Loans or the date of issuance of such Letter of Credit and since the date hereof, no event or circumstance shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect. Each telephonic or written request for Loans or for the issuance or renewal of a Letter of Credit shall constitute a representation to such effect as of the date of such request and as of the date of such borrowing or such issuance or renewal.

     (c) After giving effect to such Loans or the issuance or renewal of such Letter of Credit (both as of the proposed date thereof and, on a PRO FORMA basis, the last day of the most recent fiscal quarter for which financial statements have been delivered to the Lenders under SECTION 6.05) and the use of proceeds thereof, no Default shall have occurred and be continuing. Each telephonic or written request for Loans or for the issuance or renewal of a Letter of Credit shall constitute a representation to such effect as of the date of such request and as of the date of such borrowing or such issuance or renewal.

     (d) The Administrative Agent shall have received a properly completed Loan Request, together with all such financial and other information as the Administrative Agent shall require to substantiate the current and PRO FORMA certifications of no Default contained therein, or properly completed Letter of Credit Documents.

     (e) No event of the type described in paragraph (i) or (j) of ARTICLE VIII shall have occurred with respect to Tadiran and Tadiran shall have not failed for any reason to perform any of its material obligations under the Tadiran Agreements. Each telephonic or written request for Loans or for a Letter of Credit shall constitute a representation to such effect as of the date of such request and as of the date of such borrowing.

     (f) The Agents shall have received such other supporting documents and certificates as the Agents and the Required Lenders may reasonably request.

     SECTION 3.03. LENDER APPROVALS. For purposes of determining compliance with the conditions precedent referred to in SECTIONS 3.01, 3.02 and 3.03, on the date of the first Loans hereunder, each of the Lenders shall be deemed to have consented to, approved or accepted or be satisfied with each document or other matter which is the subject of such Lender's consideration under any of the provisions of such Sections, unless an officer of the Documentation Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the first Loans hereunder specifying its objection thereto and such Lender shall have failed to make available to the Administrative Agent such Lender's ratable share of the first Loans.

     IV. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lenders (which representations and warranties shall give effect to the consummation of all of the transactions referred to in SECTION 3.01 and shall survive the delivery of the Notes, the making of the Loans and the issuance of all Letters of Credit) that:

     SECTION 4.01. FINANCIAL STATEMENTS. The Borrower has heretofore furnished to the Lenders:

     (a) the audited balance sheet of the Borrower dated as of December 31, 1996 and the related statements of operations, stockholders' equity and cash flow for the fiscal year then ended (the "FINANCIAL STATEMENTS"); and

     (b) the August 31, 1997 balance sheet of the Borrower and the Subsidiaries showing their PRO FORMA financial condition after the consummation of any and all transactions contemplated to have occurred as of the date hereof, as if they occurred on August 31, 1997, attached as SCHEDULE 4.01 (the "OPENING BALANCE SHEET").

     The Financial Statements have been prepared in accordance with GAAP. Except in connection with the issuance of the Senior 14% Notes, since December 31, 1996, there has been no material adverse change in the assets, properties, business or condition (financial or otherwise) of the Borrower and no dividends or distributions have been declared or paid by the Borrower. Except as set forth on the Schedules hereto, none of the Companies has any material contingent obligations, liabilities for taxes or unusual forward or long-term commitments except as specified in such Financial Statements and in respect of the Senior 14% Notes. The Opening Balance Sheet fairly represents the PRO FORMA financial condition of the Companies as of its date. All financial projections submitted to the Lenders by the Borrower (including all projections set forth in the Budget) are believed by the Borrower to be reasonable in light of all information presently known by the Borrower.

     SECTION 4.02. ORGANIZATION, QUALIFICATION, ETC. Each of the Companies (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, all as specified in Schedule 4.02, (b) has the power and authority to own its properties and to carry on its business as now being conducted and as presently contemplated, (c) has the power and authority to execute and deliver, and perform its respective obligations under, this Agreement, the Notes, the Warrants, Security Documents, Equity Holder Agreement (and, in connection therewith, the Stockholders' Agreement and the Registration Rights Agreement) and all other agreements and instruments contemplated hereby and thereby (all of the foregoing being hereinafter referred to collectively as the "TRANSACTION DOCUMENTS") and (d) is duly qualified to transact business in the jurisdictions specified in such SCHEDULE 4.02 and in each other jurisdiction where the nature of its activities requires such qualification except for jurisdictions where failure to so qualify would not in the aggregate have a Material Adverse Effect. As of the date of this Agreement none of the Companies has any Subsidiaries, except as described in SCHEDULE 4.19.

     SECTION 4.03. AUTHORIZATION; COMPLIANCE; ETC. The execution and delivery of, and performance by the Companies of their respective obligations under, the Transaction Documents have been duly authorized by all requisite corporate and partnership action and will not violate any provision of law, any order, judgment or decree of any court or other agency of government, including without limitation the FCC, the charter documents or by-laws of any corporate Company, the limited partnership agreement or certificate of limited partnership of any partnership Company, the operating agreement of any limited liability company which is a Company or any indenture, agreement or other instrument to which any Company is a party, or by which any Company is bound (including without limitation the Tadiran Agreements, the Preferred Stock Provisions and the Senior
Note Indenture), or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be permitted under this Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Company pursuant to, any such indenture, agreement or instrument. Each of the Transaction Documents constitutes the valid and binding obligation of each of the Companies party thereto, enforceable against such party in accordance with its terms, subject, however to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action in law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right under any such agreement.

     SECTION 4.04.  GOVERNMENTAL AND OTHER CONSENTS, ETC.

     (a) Except for filings and recording required under SECTION 2.01 and the Security Documents and except as set forth in SCHEDULE 4.04, none of the Companies is required to obtain any consent, approval or authorization from, to file any declaration or statement with or to give any notice to, any Governmental Authority (including without limitation the FCC and the Copyright Office), or any other Person (including, without limitation, any notices required under the applicable bulk sales law) in connection with or as a condition to the execution, delivery or performance of any of the Transaction Documents. Except as set forth in such SCHEDULE 4.04, all consents, approvals and authorizations described in such Schedule have been duly granted and are in full force and effect on the date hereof and all filings described in such Schedule have been properly and timely made.

     (b) Without limiting the generality of the provisions of SECTION 4.04(A),
(i) from time to time, the Companies may be required to obtain certain authorizations of or to make certain filings with the FCC which are required in the course of its business and are otherwise unrelated to the Transaction Documents, (ii) copies of certain documents, including without limitation certain Transaction Documents, may be required to be filed with the FCC, (iii) the FCC must consent to any assignments or transfers of control of FCC authorizations and (iv) prior to the exercise of certain rights or remedies under the Loan Documents by the Documentation Agent or the Lenders, FCC consents and notifications with respect to such exercise may be required to be timely obtained or made.

     SECTION 4.05. LITIGATION. Except as specified in SCHEDULE 4.05, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency, including without limitation the FCC and any arbitration board or tribunal, now pending or, to the knowledge of the Borrower, threatened (nor is any basis therefor known to the Borrower), (a) which questions the validity of any of the Transaction Documents, or any action taken or to be taken pursuant hereto or thereto, in a manner or to an extent which has had, or could reasonably be expected to have, a Material Adverse Effect, or (b) against or affecting any Company which, if adversely determined, either in any case or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

     SECTION 4.06. COMPLIANCE WITH LAWS AND AGREEMENTS. Except as disclosed in this Agreement, none of the Companies is a party to any agreement or instrument or subject to any corporate, partnership, limited liability company or other restriction which has had, or could reasonably be expected to have, a Material Adverse Effect. None of the Companies or the Parent is in violation of any provision of its corporate charter or by-laws, partnership agreement or operating agreement, as the case may be, or of any material indenture, agreement or instrument to which it is a party or by which it is bound or, to the best of the Borrower's knowledge and belief, of any provision of law, the violation of which has had, or could reasonably be expected to have, a Material Adverse Effect, or any order, judgment or decree of any court or other agency of government (including without limitation the FCC and the Copyright Office). Without limiting the generality of the foregoing, all of the Obligations are permitted under, and do not and will not violate, the Preferred Stock Provisions or the Senior Note Indenture.

     SECTION 4.07. LICENSES, ETC.

     (a) As of the date of this Agreement, each of the Companies has all material authorizations, licenses, permits and franchises granted or assigned by any public or governmental regulatory body, including all material multilateration Location Monitoring Service licenses and other licenses, authorizations and permits issued by the FCC (collectively, the "FCC LICENSES"), required in connection with the conduct of their business as currently conducted, subject to the qualifications and exceptions set forth in SCHEDULE
4.07 (such licenses, permits, franchises and authorizations, together with any extensions or renewals thereof and any other licenses, permits, franchises and authorizations hereafter issued to any Company, being hereinafter sometimes referred to collectively as the "LICENSES"). All of the FCC Licenses that have been issued are in full force and effect, and all such FCC Licenses are duly issued in the name of, or validly assigned to, the Licenses Subsidiary as set forth on SCHEDULE 4.07, subject to the qualifications and exceptions set forth therein. As of the date hereof, except as limited by the provisions of the Communications Act of 1934, as amended, and the FCC's rules and regulations and as otherwise specified on the face of any FCC License, none of the FCC Licenses is subject to any restriction or condition that would limit in any material respect the operation of the business as it is now conducted. Except as specified in SCHEDULE 4.07, there is not, as of the date hereof, pending, or the knowledge of the Borrower and the License Subsidiary threatened, any action by or before the FCC to revoke, cancel, rescind or modify (including a reduction in coverage area) any of the FCC Licenses (other than proceedings to amend FCC rules of general applicability) or refuse to renew the FCC Licenses, and there is not now issued or outstanding, pending, or to the knowledge of Borrower and the License Subsidiary threatened, by or before the FCC, any order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or complaint against Borrower and the License Subsidiary with respect to the FCC Licenses. Except as specified in SCHEDULE 4.07, none of the FCC Licenses is the subject of a pending license renewal application and the Borrower has no reason to believe that any of the FCC Licenses will be revoked or will not be renewed in the ordinary course. No renewal of any FCC License, individually or in the aggregate, would constitute a major environmental action under the FCC's rules and regulations, except to the extent that such renewal could not reasonably be expected to have a Material Adverse Effect.

     (b) With respect to each station's call sign listed in SCHEDULE 4.07, the FCC has issued a modified license reflecting the band plan adopted in the FCC's decision in its Report and Order, PR Docket No. 93-61, 10 FCC Rcd 4695 (February 6, 1995) as modified or reconsidered, for "grandfathered" authorizations pursuant to the rules and regulations of the FCC, specifically including Section
90.363 thereof, 47 C.F.R. ss. 90.363.

     (c) Except as specified in SCHEDULE 4.07, the Borrower has not received, and the FCC has not notified the Borrower that the FCC has received, any complaint alleging that the Borrower's operations under the FCC Licenses have subjected any other authorized users of the radio spectrum to radio frequency interference.

     (d) The Companies also possess all such other contract rights, including agreements with public utilities, use, access or rental agreements and utility easements that are necessary for the operation of their business, except to the extent the absence thereof has not had, and could not reasonably be expected to have, a Material Adverse Effect. Each of such other contract rights and agreements is in full force and effect and no material default has occurred and is continuing thereunder.

     SECTION 4.08. PROPRIETARY RIGHTS. The Companies possess or have the rights to all trade names, trademarks, copyrights and other proprietary rights necessary for the operation of the Companies' businesses, free and clear of any attachments, liens, encumbrances or adverse claims (except to the extent the absence thereof has not had, and could not reasonably be expected to have, a Material Adverse Effect), and neither the present or contemplated activities or products of any of such entities infringe any such trade names, trademarks, copyrights or other proprietary rights of others. Each of such trade names, trademarks, copyrights and other rights is in full force and effect and no material default has occurred and is continuing thereunder. All such registered proprietary rights which have been registered, or as to which registration applications have been submitted, are described on SCHEDULE 4.08.

     SECTION 4.09.  TITLE TO PROPERTIES; CONDITION OF PROPERTIES.

     (a) The Companies have good title to all of their properties and assets free and clear of all mortgages, security interests, restrictions (other than FCC restrictions on the transfer of capital stock or FCC authorizations), liens and encumbrances of any kind, including without limitation liens or encumbrances in respect of unpaid taxes (collectively, "LIENS"), except liens and encumbrances permitted under this Agreement.

     (b) Except as set forth on SCHEDULE 4.09, each of the Companies enjoys quiet possession under all leases to which it is a party as lessee, and all of such leases are valid, subsisting and in full force and effect, in each case except to the extent the same has not had, and could not reasonably be expected to have, a Material Adverse Effect. None of such leases contains any provision restricting the incurrence of indebtedness by the lessee.

     SECTION 4.10. INTERESTS IN OTHER BUSINESSES. Except as reflected in
SCHEDULE 4.10 or SCHEDULE 4.19, none of the Companies holds or owns any of the issued and outstanding capital stock, partnership interests or similar equity interests, or any rights to acquire the same, of any corporation, partnership, firm or entity other than as specified or permitted in this Agreement.

     SECTION 4.11.  SOLVENCY.

     (a) The aggregate amount of the full salable value of the assets and properties of each Company exceeds the amount that will be required to be paid on or in respect of such Company's existing debts and other liabilities (including contingent liabilities) as they mature.

     (b) No Company's assets and properties constitute unreasonably small capital for such Company to carry out its business as now conducted and as proposed to be conducted, including such Company's capital needs, taking into the account the particular capital requirements of such Company's business and the projected capital requirements and capital availability thereof.

     (c) The Companies do not intend to, nor will the Companies, incur debts beyond their ability to pay such debts as they mature, taking into account the timing and amounts of cash reasonably anticipated to be received by each Company and the amounts of cash reasonably anticipated to be payable on or in respect of each Company's obligations. The Companies' aggregate cash flow, after taking into account all anticipated sources and uses of cash, will at all times be sufficient to pay all such amounts on or in respect of their indebtedness when such amounts are required to be paid.

     (d) The Borrower believes that no reasonably anticipated final judgment in a pending action or, to its knowledge, any threatened actions for money damages will be rendered at a time when, or in an amount such that, any Company will be unable to satisfy such judgment promptly in accordance with its terms (taking into account the maximum reasonable amount thereof and the earliest reasonable time at which such judgment might be rendered). The cash available to each Company, after taking into account all other anticipated uses of cash (including the payment of all such Company's indebtedness) is anticipated to be sufficient to pay any such judgment promptly in accordance with their terms.

     (e) No Company is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and the Borrower has no knowledge of any Person contemplating the filing of any such petition against any Company.

     SECTION 4.12. FULL DISCLOSURE. No statement of fact made by or on behalf of any Company other than the Lenders in this Agreement, the Security Documents or in any certificate or schedule furnished to the Lenders pursuant hereto or thereto contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading. There is no fact presently known to the Borrower which has not been disclosed to the Lenders in writing which has had, or, as far as the Borrower can reasonably foresee, could reasonably be expected to have, a Material Adverse Effect, other than facts and circumstances generally known within the Location Monitoring Service industry.

     SECTION 4.13. MARGIN STOCK. The Companies do not own or have any present intention of acquiring any "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System (herein called "MARGIN STOCK").

     SECTION 4.14. TAX RETURNS. Each of the Companies has filed all material federal, state and local tax and information returns required to be filed (or has timely filed requests for extensions), and has paid or made adequate provision for the payment of all material federal, state and local taxes, franchise fees, charges and assessments shown thereon.

     SECTION 4.15.  PENSION PLANS, ETC.

     (a) Except as described in SCHEDULE 4.15, neither the Borrower nor any member of the Controlled Group has any pension, profit sharing or other similar plan providing for a program of deferred compensation to any employee.

     (b) Neither the Borrower nor any member of the Controlled Group has any material liability (i) under Section 412 of the Code for failure to satisfy the minimum funding requirements for pension plans, (ii) as the result of the termination of a defined benefit plan under Title IV of ERISA, (iii) under
Section 4201 of ERISA for withdrawal or partial withdrawal from a multiemployer plan, or (iv) for participation in a prohibited transaction with an employee benefit plan as described in Section 406 of ERISA and Section 4975 of the Code.

     SECTION 4.16. MATERIAL AGREEMENTS. SCHEDULE 4.16 accurately and completely lists all agreements, if any, among the stockholders of the Parent and all material construction, engineering, supplier, management, consulting and other agreements, if any, which are in effect on the date hereof in connection with the conduct of the business of the Companies.

     SECTION 4.17. PROJECTIONS. Attached as SCHEDULE 4.17 are projections of the operation of the Companies' businesses through December 31, 2003 (the "PROJECTIONS").

     SECTION 4.18. BROKERS, ETC. None of the Companies has dealt with any broker, finder, commission agent or other similar Person in connection with the Loans or the transactions contemplated by this Agreement or is under any obligation to pay any broker's fee, finder's fee or commission in connection with such transactions.

     SECTION 4.19. CAPITALIZATION. Attached as SCHEDULE 4.19 is a schematic diagram of the ownership relationships among the Companies showing, as to the Companies, accurate ownership percentages of the principal stockholders of record and accompanied by a statement of authorized and issued equity securities for each such entity as of the date hereof. Such SCHEDULE 4.19 also includes a narrative indicating, as of the date hereof: (a) which of such securities, if any, carry preemptive rights;
(b) to the best of the Borrower's knowledge whether there are any outstanding subscriptions, warrants or options to purchase any securities of any Company;
(c) whether any Company is obligated to redeem or repurchase any of its securities, and the details of any such committed redemption or repurchase; and
(d) any other agreement, arrangement or plan to which any Company is a party or participant or of which any Company has knowledge which will directly or indirectly affect the capital structure of the Companies. All such equity securities of the Companies are validly issued and fully paid and non-assessable, and owned as set forth on such SCHEDULE 4.19. All such equity securities of the Companies are owned, legally and beneficially, free of any assignment, pledge, lien, security interest, charge, option or other encumbrance, except for liens and security interests granted to the Documentation Agent or the Lenders or permitted under SECTION 7.02, restrictions imposed by the Stockholders Agreement and restrictions on transfer imposed by applicable securities laws, indicated on the certificates evidencing such shares or as may be imposed by the FCC.

     SECTION 4.20.  ENVIRONMENTAL COMPLIANCE.

     (a) To the best of the Borrower's knowledge, all real property leased, owned, controlled or operated by the Companies (the "PROPERTIES") and their existing and, to the best of the Borrower's knowledge, prior uses and activities thereon, including, but not limited to, the use, maintenance and operation of each of the Properties and all activities in conduct of business related thereto comply and have at all times complied in all material respects with all Environmental Laws.

     (b) None of the Companies, and to the best of the Borrower's knowledge, no previous owner, tenant, occupant or user of any of the Properties or any other Person, has engaged in or permitted any operations or activities upon any of the Properties for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of a material amount of any Hazardous Materials the removal of which is required or the maintenance of which is prohibited or penalized.

     (c) To the best of the Borrower's knowledge, no Hazardous Material has been or is currently located in, on, under or about any of the Properties in a manner which materially violates any Environmental Law or which requires cleanup or corrective action of any kind under any Environmental Law.

     (d) No notice of violation, lien, complaint, suit, order or other notice or communication concerning any alleged violation of any Environmental Law in, on, under or about any of the Properties has been received by any Company or, to the best of the Borrower's knowledge, any prior owner or occupant of any of the Properties which has not been fully satisfied and complied with in a timely fashion so as to bring such Property into full compliance with all Environmental Laws.

     (e) The Companies have all permits and licenses required under any Environmental Law to be issued to them by any Governmental Authority on account of any or all of its activities on any of the Properties, except to the extent that the absence of any such permit or license has had, or could reasonably be expected to have, a Material Adverse Effect, and are in material compliance with the terms and conditions of such permits and licenses. To the best of the Borrower's knowledge, no change in the facts or circumstances reported or assumed in the application for or granting of such permits or licenses exist, and such permits and licenses are in full force and effect.

     (f) No portion of any of the Properties has been listed, designated or identified in the National Priorities List (NPL) or the CERCLA information system (CERCLIS), both as published by the United States Environmental Protection Agency, or any similar list of sites published by any Federal, state or local authority proposed for or requiring cleanup, or remedial or corrective action under any Environmental Law.

     SECTION 4.21. INVESTMENT COMPANY ACT. None of the Companies is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 4.22. LABOR MATTERS. No Company is experiencing any strike, labor dispute, slow down or work stoppage due to labor disagreements which has had, or could reasonably be expected to have, a Material Adverse Effect; there is no such strike, dispute, slow down or work stoppage threatened against any Company; none of the Companies is subject to any collective bargaining or similar arrangements.

     V. FINANCIAL COVENANTS. The Borrower covenants and agrees that, so long as any Lender has any obligation to extend credit to the Borrower hereunder, and for so long thereafter as there remains outstanding any portion of the Obligations, whether now existing or arising hereafter, the Borrower and the Subsidiaries will (on a consolidated or combined basis, as applicable):

     SECTION 5.01. MINIMUM VLUS AND MESSAGING UNITS. At all times during each period indicated below, cause the sum of (a) all Commercial VLUs PLUS (b) all Consumer VLUs PLUS (C) one-third of all Messaging Units to equal or exceed the following:

                  PERIOD                         MINIMUM AGGREGATE AMOUNT

Closing Date through December 30, 1997                     55,680
December 31, 1997 through March 30, 1998                   63,690
March 31, 1998 through June 29, 1998                       77,600
June 30, 1998 through September 29, 1998                   94,575
September 30, 1998 through December 30, 1998              112,700
December 31, 1998 through March 30, 1999                  138,600
March 31, 1999 through June 29, 1999                      164,000
June 30, 1999 through September 29, 1999                  189,000
September 30, 1999 through December 30, 1999              216,000
December 31, 1999 through March 30, 2000                  244,000

     SECTION 5.02. MAXIMUM ADJUSTED TOTAL FUNDED DEBT TO REVENUE UNITS. At all times during each period indicated below, cause Adjusted Total Funded Debt DIVIDED by Total Revenue Units for the fiscal quarter then or most recently ended to be less than or equal to the following:

                  PERIOD                              MAXIMUM AMOUNT

Closing Date through September 29, 1997(1)                 $325
September 30, 1997 through December 30, 1997               $400
December 31, 1997 through March 30, 1998                   $525
March 31, 1998 through June 29, 1998                       $600
June 30, 1998 through September 29, 1998                   $575
September 30, 1998 through December 30, 1998               $525
December 31, 1998 through March 30, 1999                   $500
March 31, 1999 through June 29, 1999                       $475
June 30, 1999 through September 29, 1999                   $425
September 30, 1999 through December 30, 1999               $400
December 31, 1999 through March 30, 2000                   $350









_______________________
(1) Notwithstanding the foregoing provisions of Sections 5.02 and 5.03, for purposes of measuring the Borrower's and the Subsidiaries' compliance with Sections 5.02 and 5.03 during the period commencing on the Closing Date and ending on September 29, 1997, Adjusted Total Funded Debt shall be (a) divided by Total Revenue Units for the three-month period ended on August 31, 1997 and (b) compared by ratio to Annualized Adjusted Operating Cash Flow for such three-month period, respectively.

     SECTION 5.03. MAXIMUM ADJUSTED TOTAL FUNDED DEBT TO ANNUALIZED ADJUSTED OPERATING CASH FLOW. As of any date during each period indicated below, maintain a ratio of Adjusted Total Funded Debt to Annualized Adjusted Operating Cash Flow for the fiscal quarter then or most recently ended not exceeding the following:

                  PERIOD                               MAXIMUM RATIO

Closing Date through December 30, 1997                   4.50:1.00
December 31, 1997 through March 30, 1998                 4.75:1.00
March 31, 1998 through June 29, 1998                     6.75:1.00
June 30, 1998 through September 29, 1998                 5.00:1.00
September 30, 1998 through December 30, 1998             4.50:1.00
December 31, 1998 through March 30, 1999                 4.25:1.00
March 31, 1999 through June 29, 1999                     3.50:1.00
June 30, 1999 through September 29, 1999                 3.00:1.00
September 30, 1999 through December 30, 1999             2.75:1.00
December 31, 1999 through March 30, 2000                 2.50:1.00

      SECTION 5.04. MAXIMUM NET MARKETING EXPENSE. For each fiscal quarter ending on the dates indicated below, cause Net Marketing Expense DIVIDED BY Total VLU Net Additions to be less than or equal to the following:

              QUARTERLY DATE                           MAXIMUM RATIO

September 30, 1997                                         $425
December 31, 1997                                          $250
March 31, 1998                                             $200
June 30, 1998 through December 31, 1999                    $150

     SECTION 5.05. MAXIMUM TOTAL LEVERAGE. At all times during each period indicated below, maintain a ratio of (a) Total Funded Debt to (b) Annualized EBITDA for the then or most recently ended fiscal quarter of not more than the following:

                  PERIOD                              MAXIMUM RATIO

March 31, 2000 through June 29, 2000                     6.00:1.00
June 30, 2000 through September 29, 2000                 5.00:1.00
September 30, 2000 through December 30, 2000             4.50:1.00
December 31, 2000 through March 30, 2001                 4.00:1.00
March 31, 2001 through March 30, 2002                    3.00:1.00
March 31, 2002 and thereafter                            2.00:1.00

     SECTION 5.06. INTEREST COVERAGE. For each period of four (4) consecutive fiscal quarters ending on the dates indicated below, maintain a ratio of EBITDA to Total Interest Expense of at least the following:

                                                  MINIMUM RATIO OF EBITDA
              QUARTERLY DATE                     TO TOTAL INTEREST EXPENSE

March 31, 2000 through December 31, 2000                 2.00:1.00
March 31, 2001 through December 31, 2001                 2.50:1.00
March 31, 2002 and each Quarterly Date thereafter        3.00:1.00


     SECTION 5.07. PRO FORMA DEBT SERVICE COVERAGE. As of each Quarterly Date indicated below, maintain a ratio of Annualized EBITDA for the fiscal quarter then ended to Pro Forma Debt Service for the immediately succeeding period of four (4) consecutive fiscal quarters of at least the following:

            QUARTERLY DATE                          MINIMUM RATIO

March 31 through December 31, 2000                  1.00:1.00
March 31 through December 31, 2001                  1.25:1.00
March 31, 2002 and
  each Quarterly Date thereafter                    1.50:1.00

     SECTION 5.08. CAPITAL EXPENDITURES. Not make or incur Capital Expenditures in any of the following periods in excess of the respective aggregate amounts for all of the Companies indicated below:

                                                        MAXIMUM
                PERIOD                           CAPITAL EXPENDITURES

Closing Date through December 31, 1997                $ 9,000,000
Fiscal year ended December 31, 1998                   $12,500,000
Fiscal year ended December 31, 1999                   $ 3,000,000
Fiscal year ended December 31, 2000                   $ 4,000,000
Fiscal year ended December 31, 2001
     and each December 31 thereafter                  $ 8,000,000

PROVIDED, however, that so long as no Event of Default shall then exist, Capital Expenditures permitted, but not made, in any such fiscal year (or portion thereof) as provided under the foregoing table may be deferred and made in the subsequent fiscal year in addition to (and computed after the application of) permitted Capital Expenditures for such subsequent fiscal year specified above, PROVIDED that no such deferred Capital Expenditures may be further deferred.

     SECTION 5.09. ENGINEERING EXPENSES AND SUSTAINING COSTS. Not permit Engineering Expenses and Sustaining Costs in any of the following periods to exceed the respective amounts indicated below:

                PERIOD                              MAXIMUM AMOUNT

Closing Date through December 31, 1997                $1,500,000
Each Fiscal Quarter ended March 31,
1998                                                   $ 800,000
   through December 31, 1999

     SECTION 5.10. HEADQUARTERS EXPENSE. Not permit Headquarters Expense in any of the following periods to exceed the respective amounts indicated below:

                PERIOD                              MAXIMUM AMOUNT

Closing Date through December 31, 1997                $2,200,000
Each Fiscal Quarter ended March 31,
1998                                                  $1,800,000
     through December 31, 1998
Each Fiscal Quarter ended March 31, 1999
     through December 31, 1999                        $1,900,000

     SECTION 5.11. R&D EXPENSE. Not permit R&D Expense in any of the following periods to exceed the respective amounts included below:

                PERIOD                              MAXIMUM AMOUNT

Closing Date through December 31, 1997                $1,700,000
Fiscal Quarter ended March 31, 1998                    $ 500,000
Each Fiscal Quarter ended June 30, 1998
     through December 31, 1999                         $ 250,000

     SECTION 5.12. RESTRICTED PAYMENTS. Not directly or indirectly declare, order, pay or make any Restricted Payment or set aside any sum or property therefor.

     VI. AFFIRMATIVE COVENANTS. The Borrower hereby covenants and agrees to and with each of the Lenders that, so long as any Lender has any obligation to extend credit to the Borrower hereunder, and for so long thereafter as there remains outstanding any portion of any

Obligation, whether now existing or hereafter arising, the Borrower and each of the Subsidiaries shall:

     SECTION 6.01.  PRESERVATION OF ASSETS; COMPLIANCE WITH LAWS, ETC.

     (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate, partnership or limited liability company existence, as the case may be, all material rights, licenses, permits and franchises (including all FCC Licenses material to the business of the Borrower and its Subsidiaries, taken as a whole) and comply in every material respect with all laws and regulations applicable to it (including without limitation the Communications Act of 1934, as amended, the Copyright Act of 1976, as amended, and all rules, regulations, administrative orders and policies of the FCC) and all material agreements to which it is a party, including without limitation the Tadiran Agreements, and all agreements with its stockholders, partners or members, as the case may be, unless the non-compliance, non-renewal, termination, or violation of any such material agreement or agreement with stockholders has not had, and could not reasonably be expected to have, a Material Adverse Effect;

     (b) at all times maintain, preserve and protect all material trade names and proprietary rights; and

     (c) preserve all the remainder of its material property used or useful in the conduct of its business and keep the same in good repair, working order and condition (reasonable wear and tear and damage by fire or other casualty excepted), and from time to time, make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be conducted at all times in the ordinary course in a manner substantially consistent with past practices.

     SECTION 6.02.  INSURANCE.

     (a) Keep all of its insurable properties now or hereafter owned adequately insured at all times against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses, PROVIDED that no such insurance shall be required to be maintained on its transmitter and receiver equipment located in the Expanded Core Markets; maintain public liability, business interruption and workers' compensation insurance insuring such Company to the extent customary with respect to companies conducting similar businesses, all by financially sound and reputable insurers and furnish to the Lenders satisfactory evidence of the same (including certification by the chief executive officer or chief financial officer of the Borrower of timely renewal of, and timely payment of all insurance premiums payable under, all such policies, which certification shall be included in the next succeeding Compliance Report delivered pursuant to SECTION 6.05(D); notify each of the Lenders of any material change in the insurance maintained on its properties after the date hereof and furnish each of the Lenders satisfactory evidence of any such change; maintain insurance with respect to its facilities and related equipment in an amount equal to the full replacement cost thereof; provide that each insurance policy pertaining to any of its insurable properties shall: (i) name the Documentation Agent, on behalf of the Lenders, as loss payee pursuant to a so-called "standard mortgagee clause" or "Lender's loss payable endorsement", or as additional insured (as appropriate), (ii) provide that no action of any Company shall void such policy as to the Documentation Agent or the Lenders, and (iii) provide that the insurer(s) shall notify the Documentation Agent of any proposed cancellation of such policy at least thirty
(30) days in advance thereof (unless such proposed cancellation arises by reason of non-payment of insurance premiums in which case such notice shall be given at least ten (10) days in advance thereof) and that the Documentation Agent or the Lenders will have the opportunity to correct any deficiencies justifying such proposed cancellation.

     (b) In the event of a casualty loss, the Lenders will deliver to such Company the proceeds of any insurance thereon, subject to the provisions of
SECTION 1.06(B), PROVIDED that (i) such Company shall use such proceeds for the restoration or replacement of the property or asset which was the subject of such loss within two hundred seventy (270) days after the receipt thereof, (ii) such Company shall have demonstrated to the reasonable satisfaction of the Lenders that such property or asset will be restored to substantially its previous condition or will be replaced by substantially identical property or assets, and (iii) if the Documentation Agent, on behalf of the Lenders, had a security interest in and lien upon the property or asset which was the subject of such loss, the Lenders shall have received, at their request, a favorable opinion from the Borrower's counsel, in form and substance satisfactory to the Documentation Agent, as to the perfection of the Documentation Agent's security interest in and lien upon such restored or replaced property or asset and such evidence satisfactory to the Documentation Agent as to the priority of such security interest and liens. Notwithstanding the foregoing, and subject to
SECTION 1.06(B), if a casualty loss results in the Documentation Agent's receipt of insurance proceeds aggregating $500,000 or more, then in lieu of delivering such proceeds to a Company, the

Lenders shall have the right to retain such proceeds for the purpose of making disbursement thereof jointly to such Company and any contractors, subcontractors and materialmen to whom payment is owed in connection with such restoration.

     (c) To the extent, if any, that any improved real property (whether owned or leased) of the Companies that is mortgaged as required under SECTION 2.01(A)(III) or SECTION 2.01(A)(IV) is situated in a flood zone designated as type "A", "B", or "V" by the U.S. Department of Housing and Urban Development, obtain and maintain flood insurance in coverage and amount satisfactory to the Required Lenders.

     SECTION 6.03. TAXES, ETC. Pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided that no Company shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested; and provided, further that, in any event, payment of any such tax, assessment, charge, levy or claim shall be made before any of its property shall be seized or sold in satisfaction thereof.

     SECTION 6.04. NOTICE OF PROCEEDINGS, DEFAULTS, ADVERSE CHANGE, ETC. Promptly (and in any event within five (5) days after the discovery by the Borrower thereof) give written notice to each of the Lenders of (a) any proceedings, other than rulemakings of general applicability to the location monitoring service industry, instituted or threatened against it by or in any federal, state or local court or before any commission or other regulatory body, whether federal, state or local, including without limitation the FCC, which, if adversely determined, could have a Material Adverse Effect; (b) any notices of default received by any Company (together with copies thereof, if requested by any Lender) with respect to (i) any alleged default under or violation of any of its material licenses, permits or franchises (including the FCC Licenses), the Tadiran Agreements or any other material agreement to which it is a party, or
(ii) any alleged default with respect to, or redemption or acceleration or other action under, the Preferred Stock Provisions, the Senior Note Indenture or the Senior 14% Notes or any other evidence of material Indebtedness of any Company or any mortgage, indenture or other agreement relating thereto; (c) (i) any notice of any material violation or administrative or judicial complaint or order filed or to be filed against any Company and/or any real property owned or leased by it alleging any violations of any law, ordinance and/or regulation or requiring it to take any action in connection with the release and/or clean-up of any Hazardous Materials, or (ii) any notice from any governmental body or other Person alleging that any Company is or may be liable for costs associated with a release or clean-up of any Hazardous Materials or any damages resulting from such release; (d) any change in the condition, financial or otherwise, of any Company which could have a Material Adverse Effect; or (e) the occurrence of any Default or Event of Default.

     SECTION 6.05. FINANCIAL STATEMENTS AND REPORTS. Furnish to the Administrative Agent (with multiple copies for each of the Lenders, which the Administrative Agent shall promptly provide to the respective Lenders):

     (a) Within one hundred twenty (120) days after the end of each fiscal year, the consolidated and consolidating balance sheets and statements of income, stockholders' and cash flows of the Borrower and its Subsidiaries, together with supporting schedules in form and substance satisfactory to the Lenders, audited by independent certified public accountants selected by the Borrower and reasonably acceptable to the Required Lenders (the "Accountants"), the form of opinion to be unqualified and otherwise reasonably satisfactory to the Required Lenders, showing the financial condition of the Borrower and its Subsidiaries at the close of such fiscal year and the results of operations during such year, and containing a statement to the effect that the Accountants have examined
ARTICLE V of this Agreement and such other provisions of this Agreement as they may deem necessary or advisable and that, to the best of their knowledge, no Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default, has occurred under ARTICLE V or otherwise (or, if such an event has occurred, a statement explaining its nature and extent); PROVIDED, however, that in issuing such statement, the Accountants shall not be required to exceed the scope of normal auditing procedures conducted in connection with their opinion referred to above;

     (b) Within forty-five (45) days after the end of each quarter in each fiscal year the consolidated and consolidating balance sheets and statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries, together with supporting schedules, setting forth in each case in comparative form the corresponding figures from the preceding fiscal period of the same duration, prepared by the Borrower in accordance with GAAP (except for the absence of notes) and certified by an Authorized Signatory, such balance sheets to be as of the close of such quarter, such statement of income to be for the quarter then ended and the period from the beginning of the then current fiscal year to the end of such quarter and such statements of stockholders' equity and cash flow to be for the period from the beginning of the then current fiscal year to the end of such quarter (in each case subject to normal audit and year-end adjustments) and to include a comparison of actual results to results for the comparable period of the preceding fiscal year (if available) and projected results set forth in the Budget for such period;

     (c) Within thirty (30) days after the end of each month, the consolidated balance sheets and statements of income, stockholder's equity and cash flow of the Borrower and its Subsidiaries, together with supporting schedules, prepared by the Borrower in accordance with GAAP (except for the absence of notes) and certified by an Authorized Signatory, such balance sheets to be as of the end of such month and such income statements to be for the period from the beginning of the then current fiscal year to the end of such month (subject to normal audit and year-end adjustments);

     (d) Concurrently with the delivery of any annual financial statements required by SECTION 6.05(A) and any quarterly financial statements required by
SECTION 6.05(B), a certified report (hereafter, a "COMPLIANCE REPORT") in the form of SCHEDULE 6.05 attached hereto (or otherwise in a form satisfactory to the Agents, with appropriate calculations and computations, signed on behalf of the Borrower by an Authorized Signatory, setting forth the calculations contemplated in ARTICLE V of this Agreement and certifying as to the fact that such Person has examined the provisions of this Agreement and that no Event of Default nor any event which upon notice or lapse of time, or both, would constitute such an Event of Default;

     (e) As soon as reasonably possible and in any event within thirty (30) days after the end of each month, a certificate of an Authorized Signatory setting forth in reasonable detail, as to each Expanded Core Market, (i) revenues, expenses and EBITDA for such month, (ii) the numbers of Commercial Subscribers and Consumer Subscribers as of the end of such month, (iii) the numbers of Commercial VLUs and Consumer VLUs as of the end of such month, (iv) Commercial Churn and Consumer Churn for such month, (v) the average revenue per VLU for such month (excluding revenues in respect of connects, disconnects, repair calls or other related services) and (vi) the numbers of Commercial Subscribers and a receivables aging report with respect thereto;

     (f) (i) On or before February 15 of each fiscal year, an updated quarterly budget approved by the Board of Directors of the Parent, including planned Capital Expenditures and projected borrowings for such fiscal year, with updated Projections showing financial covenant compliance (collectively, the "BUDGET"), for the operation of the Companies' businesses during the current fiscal year, setting forth in detail reasonably satisfactory to the Lenders the projected results of operations of the Borrower and the Subsidiaries and stating underlying assumptions, and (ii) within five (5) days after the effective date thereof, notice of any material changes or modifications in the Budget (which shall not include changes resulting from non-material adjustments to the timing of any proposed borrowings);

     (g) Promptly, and in any event within five (5) days, after the Borrower or any member of the Controlled Group (i) is notified by the Internal Revenue Service of its liability for the tax imposed by Section 4971 of the Code, for failure to make required contributions to a pension, or Section 4975 of the Code, for engaging in a prohibited transaction, (ii) notifies the PBGC of the termination of a defined benefit pension plan, if there are or may not be sufficient assets to convert the plan's benefit liabilities as required by
Section 4041 of ERISA, (iii) is notified by the PBGC of the institution of pension plan termination proceedings under Section 4042 of ERISA or that it has a material liability under Section 4063 of ERISA, or (iv) withdraws from a multiemployer pension plan and is notified that it has withdrawal liability under Section 4202 of ERISA which is material, copies of the notice or other communication given or sent;

     (h) Promptly upon receipt or issuance thereof, and in any event within five
(5) Business Days after such receipt, copies of all audit reports submitted to any Company by its accountants in connection with each yearly, interim or special audit of the books of any Company made by such accountants, including any material related correspondence between such accountants and the Borrower's management;

     (i) Promptly upon circulation thereof, and in any event within five (5) Business Days after such circulation, copies of any material written reports issued by the Borrower or any Subsidiary to any of its stockholders, partners or material creditors relating to the Notes, the Senior 14% Notes or any material change in any Company's financial condition;

     (j) Within ten (10) days after the receipt or filing thereof by any Company, as applicable, copies of any periodic or special reports filed by any Company with the FCC, and copies of any material notices and other material communications from the FCC which specifically relate to any Company or FCC License, but in each case only if such reports or communications indicate any material adverse change in such Company's standing before the FCC or in respect of any FCC License or if copies thereof are requested by either Agent;

     (k) Within ten (10) days after the receipt or filing thereof by any Company, copies of (i) any registration statements, prospectuses and any amendments and supplements thereto, and any regular and periodic reports (including without limitation reports on Form 10-K, Form 10-Q or Form 8-K), if any, filed by any Company with any securities exchange or with the United States Securities and Exchange Commission (the "SEC"); and (ii) any letters of comment or correspondence with respect to filings or compliance matters sent to any Company by any such securities commission or the SEC in relation to any Company and its respective affairs; and

     (l) As soon as reasonably possible after request therefor, such other information regarding its operations, assets, business, affairs and financial condition or regarding any of the Companies or (to the extent available to the Borrower without undue effort and expense) their stockholders or other Affiliates as any Lender may reasonably request, including copies of any and all material agreements to which any Company is a party from time to time.

     SECTION 6.06. INSPECTION. Permit employees, agents and representatives of the Lenders to inspect, during normal business hours, its premises and its books and records and to make abstracts or reproductions thereof. In connection with any such inspections, the Lenders will use reasonable efforts to avoid an unreasonable disruption of the Companies' businesses and, to the extent possible or appropriate absent any Default, will give reasonable notice thereof.

     SECTION 6.07. ACCOUNTING SYSTEM. Maintain a system of accounting in accordance with generally accepted accounting principles and maintain a fiscal year ending December 31 for each of the Companies.

     SECTION 6.08.  ADDITIONAL ASSURANCES.  From time to time hereafter:

     (a) execute and deliver or cause to be executed and delivered, such additional instruments, certificates and documents, and take all such actions, as the Documentation Agent or the Lenders shall reasonably request for the purpose of implementing or effectuating the provisions of this Agreement and the other Loan Documents, including without limitation (i) the items set forth in
SCHEDULE 2.01 which require action after the Closing Date, as stated in such Schedule, and (ii) only if reasonably requested by the Documentation Agent, the execution and delivery to the Documentation Agent of a mortgage or deed of trust or collateral assignment of lease or leasehold mortgage in form and substance satisfactory to the Documentation Agent (in a recordable form and in such number of copies as the Documentation Agent shall have requested) covering any Key Site(s) acquired by the Borrower or any of the Subsidiaries, together with any necessary consents relating thereto; and

     (b) upon the exercise by the Documentation Agent or the Lenders of any power, right, privilege or remedy pursuant to this Agreement or any other Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Lenders may be so required to obtain.

     SECTION 6.09.  COMPLIANCE WITH ENVIRONMENTAL LAWS.

     (a) Comply, and cause all tenants or other occupants of any of the Properties to comply in all material respects with all Environmental Laws and not generate, store, handle, process, dispose of or otherwise use and not permit any tenant or other occupant of any of the Properties to generate, store, handle, process, dispose of or otherwise use Hazardous Materials in, on, under or about the Property in a manner that could lead or potentially lead to imposition on any Company, either Agent or any Lender or any of the Properties of any liability or lien of any nature whatsoever under any Environmental Law.

     (b) Notify the Documentation Agent promptly in the event of any spill or other release of any Hazardous Material in, on, under or about any of the Properties which is required to be reported to a Governmental Authority under any Environmental Law, promptly forward to the Documentation Agent copies of any notices received by any Company relating to any alleged violation of any Environmental Law and promptly pay when due any fine or assessment against the Lenders, any Company or any of the Properties relating to any Environmental Law.

     (c) If at any time it is determined that the operation or use of any of the Properties violates any applicable Environmental Law or that there is any Hazardous Material located in, on, under or about the Properties which under any Environmental Law requires special handling in collection, treatment, storage or disposal or any other form of cleanup or remedial or corrective action, then, within thirty (30) days after receipt of notice thereof from a Governmental Authority (or such other time period as may be specified in the notice sent by such Governmental Authority) or from the Lenders, take, at its sole cost and expense, such actions as may be necessary to fully comply in all material respects with all Environmental Laws, provided, however, that if such compliance cannot reasonably be completed within such thirty (30) day period, the Borrower shall commence such necessary action within such thirty (30) day period and shall thereafter diligently and expeditiously proceed to fully comply in all material respects and in a timely fashion with all Environmental Laws. Nothing herein shall prohibit the Borrower from asserting any good faith defenses against the government in any governmental demands.

     (d) If a lien is filed against any of the Properties by any Governmental Authority resulting from the need to expend or the actual expending of monies arising from an action or omission, whether intentional or unintentional, of any Company or for which any Company is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material, then, within thirty (30) days from the date that such Company is first given notice such lien has been placed against the Properties, either (i) pay the claim and remove the lien or (ii) furnish a cash deposit, bond or such other security with respect thereto as is satisfactory in all respects to the Lenders and is sufficient to effect a complete discharge of such lien on the Properties.

     SECTION 6.10.  INTEREST RATE PROTECTION.

     (a) Within thirty (30) days after the date the outstanding Loans first equal or exceed $15,000,000 in aggregate principal amount, enter into, and, thereafter, maintain in full force and effect, one or more Rate Hedging Agreements sufficient to ensure that at least fifty percent (50%) of the aggregate principal amount of the Loans then outstanding is protected at all times against increases in the applicable Base Rate or LIBOR Rate for a term (the "HEDGE PERIOD") extending for at least twenty-four (24) months.

     (b) Each Rate Hedging Agreement entered into as required under SECTION 6.10(A) shall contain terms and conditions reasonably satisfactory to the Documentation Agent, and, in connection with any interest rate cap arrangement, shall provide for a "strike price" which is no more than two percent (2%) over the effective annual yield of U.S. Treasury obligations having a maturity date on or about the last day of the relevant Hedge Period.

     (c) Deliver to the Documentation Agent copies of each such Rate Hedging Agreement, including any and all amendments thereto and substitutions thereof, and such other documentation relating thereto as the Documentation Agent or the Lenders may from time to time request.

     VII. NEGATIVE COVENANTS. The Borrower covenants and agrees that, so long as any Lender has any obligation to extend credit to the Borrower hereunder, and for so long thereafter as there remains outstanding any portion of any Obligation, whether now existing or arising hereafter, unless the Required Lenders shall otherwise consent in writing in accordance with the terms of
ARTICLE XII, none of the Companies will, directly or indirectly:

     SECTION 7.01. INDEBTEDNESS. Incur, create, assume, become or be liable, directly, indirectly or contingently, in any manner with respect to, or permit to exist, any Indebtedness or liability, except:

     (a) Indebtedness of the Borrower to the Lenders hereunder, under the Notes and under the Letter of Credit Documents;

     (b) the guaranties of the Parent and the Operating Subsidiaries required under SECTION 2.01;

     (c)   any Rate Hedging Obligation incurred in accordance with SECTION
6.10;

     (d) Indebtedness of the Borrower under the Senior Note Indenture and the Senior 14% Notes;

     (e) Indebtedness of the License Subsidiary to the FCC incurred after the date hereof in accordance with SECTION 7.04(C) in connection with the acquisition of FCC Licenses (any and all such Indebtedness incurred as permitted under this paragraph (e) being referred to herein as "FCC DEBT"), PROVIDED that
(i) no Excess FCC Debt shall mature earlier than June 30, 2003, (ii) no payments of principal of any such Indebtedness shall be scheduled or otherwise required under the terms of any Excess FCC Debt, or shall be made, prior to June 30, 2003, (iii) the Borrower shall have provided the related FCC License Acquisition Notice on a timely basis as required under SECTION 7.04(C) and (iv) the incurrence of FCC Debt shall be subject to the provisions of SECTION 1.06(G);

     (f) Indebtedness of the License Subsidiary to the Borrower for loans made to finance the acquisition of Additional FCC Licenses, as permitted under
SECTION 7.04;

     (g) Indebtedness existing on the date hereof and described in SCHEDULE 7.01; provided however, that the terms of such indebtedness shall not be modified or amended in any material respect, nor shall payment thereof be modified, without the prior written consent of the Required Lenders;

     (h) Indebtedness in respect of endorsements of negotiable instruments for collection in the ordinary course of business; and

     (i) Indebtedness under Capital Leases and purchase money Indebtedness relating to the purchase price of real estate and equipment to be used in the Companies' businesses in the aggregate principal amount (including any such amounts set forth on SCHEDULE 7.01) of not more than $10,000,000 outstanding at any time.

     SECTION 7.02. LIENS. Create, incur, assume, suffer or permit to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or ownership interests, now or hereafter owned, other than:

     (a) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which it shall have set aside on its books adequate reserves;

     (b) deposits under workers' compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds arising in the ordinary course of business;

     (c) liens existing on the date hereof and described on SCHEDULE 7.02 attached hereto;

     (d) liens against the Companies imposed by law, such as vendors', carriers', lessors', warehouser's or mechanics' liens, incurred by it in good faith in the ordinary course of business;

     (e) liens arising out of a prejudgment attachment, a judgment or award against it with respect to which it shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured, except any such lien arising in connection with a judgment, attachment or proceeding which gives rise to an Event of Default under paragraph (l) or (m) of ARTICLE VIII;

     (f) liens in favor of the Documentation Agent or the Lenders (and any Hedging Lenders) securing the Notes or the other obligations of the Companies to the Lenders hereunder or under Rate Hedging Obligations entered into with any Hedging Lender;

     (g) liens against the Borrower and any Operating Subsidiaries arising under or securing Capital Leases and liens or mortgages securing purchase money Indebtedness described in SECTION 7.01(G), PROVIDED that the obligation secured by any such lien shall not exceed one hundred percent (100%) of the lesser of cost or fair market value as of the time of the acquisition of the property covered thereby and that each such lien or mortgage shall at all times be limited solely to the item or items of property so acquired;

     (h) liens in favor of the FCC on Additional FCC Licenses in consideration for competitive bid payments made under one or more government installment payment plans entered into with respect to FCC Debt; and

     (i) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business of the Borrower and its Subsidiaries which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole.

     SECTION 7.03. DISPOSITION OF ASSETS; ETC. Sell, lease, transfer or otherwise dispose of its properties, assets, rights, licenses and franchises to any Person (including without limitation dispositions in exchange for similar assets and properties and commonly referred to as "asset swaps") (all of the foregoing being referred to herein as a "DISPOSITION"), except for dispositions made in the ordinary course of business (including the Disposition, without replacement, of equipment which is obsolete or no longer needed by the Companies in the conduct of their businesses and the replacement of equipment with other equipment of at least equal utility and value), PROVIDED that the Documentation Agent's or the Lenders' lien upon such newly acquired equipment shall have the same priority as the Documentation Agent's or the Lenders' lien upon the replaced equipment subject to any prior liens permitted by SECTION 7.02(G).

     SECTION 7.04.  FUNDAMENTAL CHANGES; ACQUISITIONS.

     (a) (i) Form any subsidiary or otherwise change the corporate structure or organization of the Borrower or the Subsidiaries from that set forth in SCHEDULE 4.19; (ii) permit or suffer any amendment of its charter documents which could have a Material Adverse Effect (it being expressly agreed that the inclusion in any such charter documents of any provision similar to those set forth in
Section 102(b)(2) of Title 8 of the Delaware Code is prohibited under this Section); (iii) (A) dissolve, liquidate, consolidate or merge with, or otherwise acquire any FCC Licenses or all or any substantial portion of the ownership interests or assets or properties of, any corporation, partnership, limited liability company or other entity or (B) acquire any other material assets, other than pursuant to (1) Capital Expenditures permitted hereunder and (2) purchases of inventory and supplies in the ordinary course of business; (iv) repurchase or redeem any shares of capital stock, partnership interests or other ownership interests, other than repurchases of Employee Shares upon the termination of employment of the holders thereof in accordance with the applicable employee stock plan(s); or (v) issue any additional shares of capital stock, partnership interests or other ownership interests, except as permitted in SECTION 7.04(B).

     (b) Notwithstanding the provisions of SECTION 7.04(A), the Borrower may issue additional shares of its capital stock to the Parent, and the Parent may issue additional shares of its capital stock, or warrants for the purchase thereof, to its employees or those of any of its Subsidiaries, its existing stockholders or to new stockholders, PROVIDED that (i) the issuing Company has no obligation to redeem or to pay cash distributions or dividends in respect thereof other than (A) repurchases of Employee Shares upon the termination of employment of the holders thereof in accordance with the applicable employee stock plan(s), and (B) as set forth in the Preferred Stock Provisions, (ii) the issuance of such securities does not result in an Event of Default, (iii) any such securities issued by the Borrower shall have been collaterally assigned or pledged to the Documentation Agent as required hereunder, (iv) the net proceeds of any such securities issued by the Parent shall have been contributed to the Borrower and (v) the net proceeds of all such issuances of securities, other than the New Equity and Employee Shares, shall be applied to prepay the Notes, to the extent required under SECTION 1.06(F).

      (c) Notwithstanding the provisions of SECTION 7.04(A), the License Subsidiary may acquire FCC Licenses from the FCC in addition to those held as of the date hereof through the auction processes of the FCC or otherwise ("ADDITIONAL FCC LICENSES"), subject to the right of the Lenders to require prepayment in full of the Notes under the circumstances set forth in SECTION 1.06(G), provided that the Borrower shall give written notice of each such proposed acquisition (each an "FCC

LICENSE ACQUISITION NOTICE") to the Documentation Agent (in sufficient copies for all of the Lenders), with a copy to its counsel as provided in SECTION 14.03, on or before the date which is ten (10) days prior to the date thereof or, if earlier in the case of FCC Licenses acquired at auction, the date as of which the License Subsidiary pays a so-called "up front payment", a bid deposit or an application fee in respect of the related FCC auction. The Lenders acknowledge that, given the nature of such competitive auctions, the Borrower need not specify the particular FCC Licenses with respect to which the Borrower may cause the License Subsidiary to bid.

            (i) To the extent that the Borrower intends to enter into an installment payment plan arrangement available from the FCC for the financing of Additional FCC Licenses, (A) the related FCC License Acquisition Notice shall include, to the extent reasonably available to the Borrower as of the date thereof, (1) a description of the terms under which the FCC proposes to make such installment payment plan available and
      (2) copies of the forms of the acquisition, credit, security and other agreements and instruments to be executed and delivered to evidence such acquisition and any related FCC Debt (collectively, "ACQUISITION CLOSING DOCUMENTS"), which forms, if not then available, shall be delivered to the Documentation Agent and its counsel as soon thereafter as reasonably practicable, (B) prior to the consummation of such acquisition, the Borrower shall provide to the Documentation Agent and the Lenders such additional information with respect thereto as either Agent or any Lender may reasonably require and which is reasonably available to the Borrower and (C) within ten (10) days following the execution and delivery of any Acquisition Closing Documents or other agreements and instruments relating to the consummation of such acquisition, the Borrower shall furnish the Documentation Agent (in sufficient copies for all of the Lenders) and its counsel with true and complete copies thereof.

            (ii) With respect to all other acquisitions of Additional FCC Licenses, the Borrower shall (A) prior to the consummation of each such acquisition, provide to the Documentation Agent and the Lenders such additional information with respect thereto as either Agent or any Lender may reasonably require and which is reasonably available to the Borrower and (B) deliver to the Documentation Agent (in sufficient copies for all of the Lenders) and its counsel, within ten (10) days following the consummation of each such acquisition, true and complete copies of any and all agreements and instruments executed and delivered in connection therewith.

            (iii) In connection with any FCC License Acquisition Notice or at any time within sixty (60) days of any opportunity for the Borrower to acquire Additional FCC

      Licenses, the Borrower may, by written notice to each of the Agents, request the Lenders, in their sole and absolute discretion, to waive their rights of full prepayment under SECTION 1.06(G) and agree to the Borrower incurring obligations to make FCC License Acquisition Payments which exceed $6,000,000 by the amount stated in such written request, and no such request shall trigger the rights of Lenders under SECTION 1.06(G) to terminate the Commitments or require repayments of the Notes. The Agents, on behalf of the Required Lenders, shall respond in writing to any such request for waiver within seven (7) days of their receipt thereof.

     SECTION 7.05. MANAGEMENT. Turn over the management of its properties, assets, rights, licenses and franchises to any Person other than a full-time employee of the Companies.

     SECTION 7.06. SALE AND LEASEBACK. Enter into any arrangements, directly or indirectly, with any Person whereby it shall sell or transfer any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property; PROVIDED, however, that the Borrower and the Subsidiaries may engage in such transactions to the extent structured as Capital Leases and subject to the limitations in
SECTION 7.01(G), or with respect to vehicle location units, entered into with any Person that has acquired such equipment from the supplier thereof (which may include the Borrower) and has leased such equipment to the Borrower, which shall offer such equipment to its customers in the ordinary course of its business.

     SECTION 7.07. INVESTMENTS. Except for Permitted Investments, purchase, invest in or otherwise acquire or hold securities, including, without limitation, capital stock and evidences of indebtedness of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other Person.

     SECTION 7.08. CHANGE IN BUSINESS. Engage, directly or indirectly, in any business other than the businesses in which it is currently engaged.

     SECTION 7.09. ACCOUNTS RECEIVABLE. Sell, assign, discount or dispose in any way of any accounts receivable, promissory notes or trade acceptances held by any Company, with or without recourse, except for collection (including endorsements) in the ordinary course of business.

     SECTION 7.10. TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or assets or the rendering or accepting of any service with or to any Affiliate of any Company, except in the ordinary course of business and pursuant to the reasonable requirements of its business and upon terms not less favorable to such Company than it could obtain in a comparable arm's-length transaction with a third party other than such Affiliate.

     SECTION 7.11.  AMENDMENT OF CERTAIN AGREEMENTS, ETC.

     (a) Amend, modify or terminate the Senior Note Indenture, the Senior 14% Notes, the Preferred Stock Exchange Agreements or any material agreement (other than the Tadiran Agreements) to which any Company is a party, or enter into any material agreement, in each case, if the effect thereof would be to increase materially the obligations of any Company thereunder or to confer additional rights upon the other parties thereto which could, in any case, reasonably be expected to have a Material Adverse Effect.

     (b) (i) Amend or modify any of the Tadiran Agreements except if, in the reasonable business judgment of the Borrower, such amendment or modification is in the best interests of the Borrower, or (ii) terminate any of the Tadiran Agreements unless the Borrower shall have entered into an agreement or agreements with one or more reputable alternative suppliers which the Borrower reasonably believes, after due investigation, has the financial stability and technical expertise to meet the requirements of the Borrower's business for the foreseeable future, which agreement(s) shall have been conditionally assigned to the Documentation Agent pursuant to terms and conditions substantially comparable to those set forth in the Tadiran Assignment and which alternative supplier(s) shall have consented to such conditional assignment pursuant to terms and conditions substantially comparably to those set forth in the Tadiran Consent; in each case provided, however, that no such amendment, modification or termination shall be permitted without the prior written consent of the Required Lenders, unless such amendment, modification or termination (A) could not reasonably be expected to have a Material Adverse Effect or (B) is required by applicable law or ordinance or by applicable rule or regulation of a governmental authority. Notwithstanding the foregoing, the Borrower shall not amend or modify any of the Tadiran Agreements (except for de minimus amendments, modifications or changes thereto) without at least three (3) Business Days' prior written notice to the Documentation Agent.

     SECTION 7.12. ERISA. (a) Fail to make contributions to pension plans required by Section 412 of the Code, (b) fail to make payments required by Title IV of ERISA as the result of the termination of a single employer pension plan or withdrawal or partial withdrawal from a multiemployer pension plan, or (c) fail to correct a prohibited transaction with an employee benefit plan with respect to which it is liable for the tax imposed by Section 4975 of the Code.

     SECTION 7.13. MARGIN STOCK. Use or permit the use of any of the proceeds of the Loans, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any Margin Stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System, or cause any Loan, the application of proceeds thereof or this Agreement to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated under such statutes.

     SECTION 7.14. NEGATIVE PLEDGES, ETC. Enter into any agreement (excluding this Agreement, any other Transaction Document and the Senior Note Indenture) prohibiting (a) any Company from amending or otherwise modifying this Agreement or any other Transaction Document or (b) the creation or assumption of any lien upon the properties, revenues or assets of any Company, whether now owned or hereafter acquired.

     VIII. DEFAULTS. In each case of happening of any of the following events (each of which is herein sometimes called an "EVENT OF DEFAULT"):

     (a) any representation or warranty made by or on behalf of any Company or any of its Affiliates in this Agreement or the Security Documents, or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement, or the borrowing hereunder, shall prove to be false or misleading in any material respect when made or reconfirmed;

     (b) default in the payment or mandatory prepayment of any installment of the principal Lender of any Note, any repayment of any Letter of Credit Disbursement or any payment of any installment of the principal of any other indebtedness of any Company to either Agent or any Lender, or any payment in respect of any Rate Hedging Obligations entered into with any Lender or Hedging Lender, when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

     (c) default in the payment of any interest on any Note, or any premium or fee or any other indebtedness of any Company to either Agent or any Lender for more than five (5) Business Days after the date when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

     (d) default in the due observance or performance by the Borrower of, or compliance by the Borrower with, any covenant or agreement contained in ARTICLE V, SECTIONS 6.02(A), 6.03 (but only if the same involves any seizure or property), 6.04, 6.05, 6.06, 6.07 and 6.10 or ARTICLE VII of this Agreement;

     (e) default in the due observance or performance of, or compliance with, any other covenant, condition or agreement, on the part of any Company to be observed or performed pursuant to the terms of this Agreement or pursuant to the terms of any Security Document or any Rate Hedging Obligation entered into by such Company with any Lender or any Hedging

Lender, which default is not referred to in paragraphs (a) through (d), inclusive, of this ARTICLE VIII and which default shall continue unremedied for thirty (30) days after the earlier to occur of (i) the Borrower's discovery of such default, or (ii) written notice thereof from the Documentation Agent or any Lender to the Borrower, PROVIDED, however, that if any such default cannot be remedied, then such default shall be deemed to be an Event of Default as of the date of the occurrence thereof;

     (f) any default under the Senior Note Indenture or the Senior 14% Notes or with respect to any other Indebtedness of any Company (other than to the Lenders hereunder) for borrowed money, or default under any agreement giving rise to monetary remedies, in each case which, when aggregated with all other such defaults of the Companies, exceeds $1,000,000, if the effect of such default is to permit the holder of such Indebtedness to accelerate the maturity of such Indebtedness, unless such holder shall have permanently waived the right to accelerate the maturity of such Indebtedness on account of such default;

     (g) (i) the Borrower or any Subsidiary shall lose, fail to keep in force, suffer the termination, suspension or revocation of or terminate, forfeit or suffer a material adverse amendment to any material FCC License or material group of FCC Licenses; (ii) any governmental regulatory authority shall conduct a hearing on the renewal of any FCC License and the result thereof is reasonably likely to be the termination, revocation, suspension or material adverse amendment of such FCC License(s), if the same is reasonably likely to have a Material Adverse Effect; or (iii) any governmental regulatory authority shall commence an action or proceeding seeking the termination, suspension, revocation or material adverse amendment of any material FCC License or material group of FCC Licenses and the result thereof is likely to be the termination, suspension, revocation or material adverse amendment of such FCC License(s), if (in the case of clause (i) through (iii)) the same is reasonably likely to have a Material Adverse Effect;

     (h) vehicle location services provided to the Borrower's customers shall be interrupted or terminated, whether due to equipment malfunction, damage or destruction or other circumstances, if the same has or could have a Material Adverse Effect;

     (i) any Company shall (i) discontinue its business, (ii) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (iii) be unable, or admit in writing its inability, to pay its debts as they mature, (iv) make a general assignment for the benefit of creditors, (v) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or (vi) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or corporate action shall be taken for the purpose of effecting any of the foregoing;

     (j) there shall be filed against any Company an involuntary petition seeking reorganization of such company or the appointment of a receiver, trustee, custodian or liquidator of such company or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect and such involuntary petition shall not have been dismissed within sixty (60) days thereof;

     (k) final judgment for the payment of money which, when aggregated with all other outstanding judgments against any of the Companies, exceeds $1,000,000 (exclusive of amounts covered by insurance or actually contributed in cash by third party obligors with respect to such judgments) shall be rendered against any Company, and the same shall remain undischarged (unless fully bonded upon terms satisfactory to the Required Lenders) for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed;

     (l) the occurrence of any attachment of any deposits or other property of any Company in the hands or possession of either Agent or any of the Lenders, or the occurrence of any attachment of any other property of any Company in an amount which, when aggregated with all other attachments against the Companies, exceeds $750,000 and which shall not be discharged within thirty (30) days of the date of such attachment;

     (m) for any reason, (i) the Borrower shall cease to own directly or indirectly all of the issued and outstanding capital stock of each of its Subsidiaries; (ii) the Parent shall cease to own all of the issued and outstanding capital stock of the Borrower or (iii) a "Change of Control" (as defined in the Senior Note Indenture shall occur;

     (n) for any reason, James Queen and any one of Larry Jennings, Alan Howe and Steven Scheiwe shall cease to be actively involved in the day to day management and operation of the Companies and a Person or Persons with knowledge and experience in the location recovery service industry comparable to those of such Person(s) and reasonably acceptable to the Required Lenders shall not have been appointed to replace such Person(s) within ninety (90) days after such cessation; or

     (o) for any reason (other than the gross negligence or willful misconduct of either Agent or the Lenders, it being nonetheless understood and agreed that the Borrower shall have the primary responsibility for filing continuation statements under the Uniform Commercial Code and making other conforming amendments to the Security Documents to reflect changed circumstances and assure continued compliance therewith and with SECTION 2.01), any material Security Document shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any security interest(s) or lien(s) granted pursuant thereto which is, or are in the aggregate, material shall fail to be perfected, or any party thereto other than either Agent or the Lenders shall contest the validity of any material lien(s) granted under, or shall disaffirm its obligations under, any material Security Document (in each case, other than any action or event affecting a security interest in any license, authorization or permit issued by the FCC, if the same results from a change in applicable law);

then and upon every such Event of Default and at any time thereafter during the continuance of such Event of Default, at the election of the Required Lenders as provided in ARTICLE XII, the Commitments shall terminate and the Notes and any and all other Indebtedness of the Borrower to the Lenders shall immediately become due and payable, both as to principal and interest, without presentment, demand, prior notice, or protest, all of which are hereby expressly waived, anything contained herein or in the Notes or other evidence of such indebtedness to the contrary notwithstanding (except in the case of an Event of Default under paragraph (i) or (j) of this ARTICLE VIII which, under applicable law, would result in the automatic acceleration of the Borrower's Indebtedness, in which event the Commitments shall automatically terminate and such Indebtedness shall automatically become due and payable).

     IX. REMEDIES ON DEFAULT, ETC. In case any one or more Events of Default shall occur and be continuing, the Documentation Agent and the Lenders may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Agreement, any Security Document or the Notes, or for an injunction against a violation of any of the terms hereof or thereof or of the exercise of any power granted hereby or thereby or by law, all subject to the provisions of ARTICLE XII. In the event that the Documentation Agent shall apply for the appointment of, or taking possession by, a trustee, receiver or liquidator of the Borrower or any Subsidiary or of any other similar official, to hold or liquidate all or any substantial part of the properties or assets of the Borrower or such Subsidiary following the occurrence of a default in payment of any amount owed to the Documentation Agents or any Lender hereunder, the Borrower, for itself and on behalf of the Subsidiaries (with all due and proper authorization of the Boards of Directors and partners, as the case may be of the Subsidiaries), hereby jointly and severally consent to such appointment and taking of possession and agree to execute and deliver any and all documents requested by the Documentation Agent relating thereto (whether by joining in a petition for the voluntary appointment of, or entering no contest to a petition for the appointment of, such an official or otherwise, as appropriate under applicable law). No right conferred upon the Documentation Agent or the Lenders hereby or by any Security Document or the Notes shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

     X.    THE AGENTS

     SECTION 10.01. APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably (subject to SECTION 10.08) designates and appoints Banque Paribas, which designation and appointment is coupled with an interest, as the Administrative Agent of such Lender under this Agreement and each such Lender irrevocably authorizes Banque Paribas, as the Administrative Agent of such Lender, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the Notes, together with such other powers as are reasonably incidental thereto. Each Lender hereby irrevocably (subject to SECTION 10.08) designates and appoints Fleet National Bank, which designation and appointment is coupled with an interest, as the Documentation Agent of such Lender under this Agreement and the other Transaction Documents, and each such Lender irrevocably authorizes Fleet National Bank, as the Documentation Agent of such Lender, to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Documentation Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto, PROVIDED, that, with respect to any license, authorization or permit issued by the FCC and any operation of radio facilities conducted pursuant thereto, the rights granted by this Section shall be only those (if any) permitted or not prohibited by the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC. The Administrative Agent and the Documentation Agreement (which terms as used in this sentence and in SECTION
10.05 and such first sentence of SECTION 10.06, shall include reference to the respective Agent's affiliates and its own and such affiliates' officers, directors, employees and agents) shall not: (a) have any duties or responsibilities to be a trustee for any Lender; (b) be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by either of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability, perfection or sufficiency of this Agreement, any Note, any Security Document or any other document referred to or provided for herein or for any failure by any Company or any other Person to perform any of its obligations hereunder or thereunder; (c) be required to initiate or conduct any litigation or collection proceedings hereunder except, with respect to the Documentation Agent, to the extent requested by the Required Lenders; and (d) be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Agents may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact it selects with reasonable care. Subject to the foregoing, to ARTICLE XII and to the provisions of any intercreditor agreement among the Lenders in effect from time to time, the Documentation Agent shall, on behalf of the Lenders, (a) hold and apply any and all Collateral, and the proceeds thereof, at any time received by it, in accordance with the provisions of the Security Documents and this Agreement; (b) exercise any and all rights, powers and remedies of the Lenders under this Agreement or any of the Security Documents, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of ARTICLE XII; (c) execute, deliver and file UCC Financing Statements, mortgages, deeds of trust, lease assignments and other such agreements, and possess instruments on behalf of any or all of the Lenders; and (d) in the event of acceleration of the Borrower's Indebtedness hereunder, sell or otherwise liquidate or dispose of any portion of the Collateral held by it and otherwise exercise the rights of the Lenders hereunder and under the Security Documents.

     SECTION 10.02. RELIANCE BY AGENTS. The Agents shall be entitled to rely upon any certification, notice or other communication (including any communication by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agents. As to any matters not expressly provided for by this Agreement, the Agents shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders or the Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant thereto shall be binding on the Lenders.

     SECTION 10.03. EVENTS OF DEFAULT. Neither Agent shall be deemed to have knowledge of the occurrence of an Event of Default (other than, in the case of the Administrative Agent, the non-payment of principal of or interest on the Notes) unless it has received written notice from any Lender or the Borrower specifying such Event of Default and stating that such notice is a "Notice of Default". In the event that either Agent receives such a notice of the occurrence of an Event of Default, such Agent shall give prompt notice thereof to the other Agent and the Lenders (and the Administrative Agent shall give each Lender prompt notice of each such non-payment). The Documentation Agent shall (subject to SECTION 10.07) take such action with respect to such Event of Default as shall be directed by the Required Lenders, as provided under ARTICLE XII, provided that, unless and until the Documentation Agent shall have received such directions, the Documentation Agent may (but shall not be obligated to) take such action on behalf of the Lenders, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interest of the Lenders.

     SECTION 10.04. RIGHTS AS A LENDER. With respect to its respective Commitments and the Loans made by Fleet and Paribas hereunder, Fleet and Paribas shall have the same rights and powers hereunder as any other Lenders and may exercise the same as though they were not acting as Agents. Each Agent and its respective affiliates may, without having to account therefor to the Lenders and without giving rise to any fiduciary or other similar duty to any Lender, accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower and any of its Affiliates as if it were not acting as an Agent and as if it were not a Lender, and each Agent may accept fees and other consideration from any Company for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     SECTION 10.05. INDEMNIFICATION. The Lenders agree to indemnify each of the Agents (to the extent not reimbursed under SECTION 14.02, but without limiting the obligations of the Borrower under such SECTION 14.02), ratably in accordance with the aggregate principal amount of the Notes and Commitments held by the Lenders, for any and all liabilities, obligations, losses, damages, penalties, action, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement or any Security Document or any other document contemplated by or referred to herein or the transactions contemplated by or referred to herein or therein (including, without limitation, the costs and expenses which the Borrower is obligated to pay under SECTION 14.02) or the enforcement of any of the terms of this Agreement or of any Security Document or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

     SECTION 10.06. NON-RELIANCE ON THE AGENTS AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on either Agent or any other Lenders, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Companies and its own decision to enter into this Agreement and that it will, independently and without reliance upon either Agent or any other Lenders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Neither of the Agents shall be required to keep itself informed as to the performance or observance by the Companies of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Companies. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agents hereunder, neither Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or businesses of the Companies (or any of their Affiliates) which may come into the possession of such Agent or any of its affiliates. Notwithstanding the foregoing, each Agent will provide to the Lenders any and all information reasonably requested by them and reasonably available to such Agent promptly upon such request.

     SECTION 10.07. FAILURE TO ACT. Except for action expressly required of the Agents hereunder, each Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     SECTION 10.08. RESIGNATION OF AGENTS. Paribas (or any other Administrative Agent hereunder), may resign as the Administrative Agent, and Fleet (or any other Documentation Agent) may resign as the Documentation Agent, at any time by giving fifteen (15) days' prior written notice thereof to the Lenders and the Borrower. Any such resignation shall take effect at the end of such fifteen (15) day period or upon the earlier appointment of a successor Agent by the Required Lenders as provided below. Upon any resignation of an Agent, and subject to the Borrower's approval (which approval shall not be unreasonably withheld or delayed and shall not be required with respect to any such appointment made during the existence of any Event of Default), the Required Lenders shall appoint a successor agent from among the Lenders or, if such appointment is deemed inadvisable or impractical by the Required Lenders, another financial institution with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by such successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent. After the effective date of the resignation of an Agent hereunder, the retiring Agent shall be discharged from its duties and obligations hereunder, provided that the provisions of this ARTICLE X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent. In the event that there shall not be a duly appointed and acting Administrative Agent, the Borrower agrees to make each payment due to the Administrative Agent hereunder and under the Notes, if any, directly to each Lender entitled thereto, pursuant to written instructions provided by the retiring Administrative Agent, and to provide copies of each certificate or other document required to be furnished to the Administrative Agent hereunder, if any, directly to each Lender.

     SECTION 10.09. COOPERATION OF LENDERS. Each Lender shall (a) promptly notify the other Lenders and the Agents of any Event of Default known to such Lender under this Agreement and not reasonably believed to have been previously disclosed to the other Lenders; (b) provide the other Lenders and the Agents with such information and documentation as such other Lenders or the Agents shall reasonably request in the performance of their respective duties hereunder, including without limitation all information relative to the outstanding balance of principal, interest and other sums owed to such Lender by the Borrower; and (c) cooperate with the Documentation Agent with respect to any and all collections and/or foreclosure procedures at any time commenced against the Borrower or otherwise in respect of the Collateral by the Documentation Agent in the name and on behalf of the Lenders.

     XI.   DEFINITIONS

     As used herein the following terms have the following respective meanings:

     ACCOUNTANTS.  See SECTION 6.05.

     ACQUISITION CLOSING DOCUMENTS.  See SECTION 7.04.

     ADDITIONAL FCC LICENSES.  See SECTION 7.04.

     ADJUSTED TOTAL FUNDED DEBT. As of any date, Total Funded Debt as of such date MINUS the aggregate amount of the Borrower's cash on hand as of such date, including cash then on deposit in (a) the Interest Reserve and (b) the Collateral Account under the provisions of SECTION 1.06(B).

     ADMINISTRATIVE AGENT.  See the PREAMBLE.

     AFFILIATE(S). Any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Borrower and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "CONTROL", including, its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH", shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership or securities or partnership or other ownership interests, by contract or otherwise), PROVIDED that, in any event, any Person that owns directly or indirectly securities having ten percent (10%) or more of the voting power for the election of directors or other governing body of a corporation or ten percent (10%) or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (i) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Borrower or any Subsidiary and (ii) no Person shall be deemed to be an Affiliate if such Person is controlled by a holder of Preferred Stock and is under common control with the Borrower solely by operation of the PROVISO set forth in the preceding sentence.

     AFFILIATE SUBORDINATION AGREEMENT.  See SECTION 2.01.

     AGENTS.  The Administrative Agent and the Documentation Agent.

     ANNUALIZED ADJUSTED OPERATING CASH FLOW. For any fiscal quarter, EBITDA for such fiscal quarter PLUS, to the extent deducted in the determination of Net Income and not restored in accordance with the definition of such term,
     (a) the sum of Headquarters Expense, R&D Expense and Engineering Expenses and Sustaining Costs for such period and (b) marketing and sales expenses of the Borrower and its Subsidiaries for such period; all MULTIPLIED BY four (4).

     ANNUALIZED EBITDA. For any fiscal quarter, EBITDA for such fiscal quarter MULTIPLIED BY four (4).

     APPLICABLE MARGIN.  The percentage determined as provided in SECTION
     1.03.

     ASSIGNMENT AND ACCEPTANCE.  See ARTICLE XIII.

     AUDITED FINANCIAL STATEMENTS.  See SECTION 1.03.

     AVAILABLE COMMITMENTS. At any time, an amount equal to the excess, if any, of (a) the aggregate Commitments MINUS (b) the Letter of Credit Exposure.

     BASE FCC DEBT. As of any date, the aggregate outstanding principal amount of FCC Debt MINUS Excess FCC Debt, if any.

     BASE RATE. As of any date, the fluctuating interest rate per annum equal to the rate established by Banque Paribas from time to time at its office in New York City as its "Base Rate" for commercial loans in United States Dollars. The Base Rate is not necessarily intended to be the lowest rate of interest determined by Banque Paribas in connection with extensions of credit.

     BASE RATE LOANS. Loans bearing interest at a rate determined on the basis of the Base Rate.

     BORROWER.  See the PREAMBLE.

     BORROWING DATE. With respect to any Loans requested hereunder, the date such Loans are to be made.

     BUDGET.  See SECTION 6.05.

     BUSINESS DAY. (a) For all purposes other than as provided in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts, Los Angeles, California and New York, New York are open for the transaction of a substantial part of their commercial banking business; and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank market.

     CAPITAL EXPENDITURES. For any period, expenditures (including, without duplication, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower and the Subsidiaries to acquire or construct fixed assets, plant or equipment (including renewals, improvements and replacements, but excluding repairs and acquisitions permitted hereunder) during such period, computed in accordance with GAAP and excluding capitalized interest and FCC Licenses.

     CAPITAL LEASE. Any lease of property (real, personal or mixed) which, in accordance with GAAP and Statement No. 13 of the Financial Accounting Standards Board, would be permitted or required to be capitalized on the lessee's balance sheet.

     CAPITAL LEASE OBLIGATIONS. All obligations of the Borrower and the Subsidiaries to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property (real, personal or mixed) to the extent such obligations are required to be classified and accounted for as a capital lease on any such Company's balance sheet under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     CASH COLLATERAL.  See SECTION 1.17.

     CASUALTY EVENT. Any loss of, or damages to, or any condemnation or other taking of any assets or property of the Borrower or any Subsidiary for which the Borrower or any Subsidiary receives insurance proceeds, proceeds of a condemnation award or other compensation.

     CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act of 1989 (42 USC 9601, ET. SEQ.).

     CODE. The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     COLLATERAL. Collectively, any and all collateral referred to herein and in the Security Documents.

     COLLATERAL ACCOUNT. The "Collateral Account", as defined in the Security Agreements.

     COMMERCIAL CHURN. For any period, Commercial Subscribers as of the first day of such period which are disconnected for non-payment, terminate service or otherwise cease to be Commercial Subscribers during such period MINUS any Commercial Subscribers which resubscribe to the Borrower's services during such period.

     COMMERCIAL SUBSCRIBER. A commercial subscriber to the Borrower's vehicle location and/or management services which (a) is installed and is receiving services provided by the Borrower, (b) is paying in cash or its equivalent the regular rate (including any discount rate applied in the ordinary course of business and consistent with past practice) then in effect for such services, (c) has paid in cash at least one month's charges for such services at such rate within the past ninety (90) days, (d) is not more than 120 days past due in the payment of its most recent invoice for services (assuming for purposes of this definition that payment of such invoice is due on the date of such invoice) and (e) shall not have requested that such service be discontinued.

     COMMERCIAL SUBSCRIBER ADDITIONS. For any period, the aggregate amount of Commercial Subscribers added in the ordinary course of operations of the Borrower, EXCLUDING any Commercial Subscribers which resubscribe to the Borrower's services during such period.

     COMMERCIAL VLU. A vehicle location unit installed by the Borrower on behalf of a Commercial Subscriber in the Expanded Core Markets.

     COMMITMENT FEE.  See SECTION 1.07.

     COMMITMENT FEE RATE.  See SECTION 1.07.

     COMMITMENT REDUCTION NOTICE.  See SECTION 1.06.

     COMMITMENTS.  See SECTION 1.01.

     COMPANIES.  Collectively, the Borrower, the Subsidiaries and the Parent.

     COMPLIANCE REPORT.  See SECTION 6.05.

     COMPLIANCE REPORT DELIVERY DATE.  See SECTION 1.03.

     CONSUMER CHURN. For any period, Consumer Subscribers as of the first day of such period which are disconnected for non-payment, terminate service or otherwise cease to be Consumer Subscribers during such period MINUS any Consumer Subscribers which resubscribe to the Borrower's services during such period.

     CONSUMER SUBSCRIBER. A non-commercial subscriber to the Borrower's vehicle location and/or management services who (a) is installed and is receiving services provided by the Borrower, (b) is paying in cash or its equivalent the regular rate (including any discount rate applied in the ordinary course of business and consistent with past practice) then in effect for such services, (c) has paid in cash at least one month's charges for such services at such rate within the past ninety (90) days, (d) is not more than 45 days past due in the payment of its most recent invoice for services (assuming for purposes of this definition that payment of such invoice is due on the date thereof), and (e) shall not have requested that such service be discontinued.

     CONSUMER SUBSCRIBER ADDITIONS. For any period, the aggregate amount of Consumer Subscribers added in the ordinary course of operations of the Borrower, EXCLUDING any Consumer Subscribers which resubscribe to the Borrower's services during such period.

     CONSUMER VLU. A vehicle location unit installed by the Borrower on behalf of a Consumer Subscriber in the Expanded Core Markets.

     CONTROLLED GROUP. All trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 40001 of ERISA.

     COPYRIGHT OFFICE. The United States Copyright Office or any other federal government agency which may hereafter perform its functions.

     CORE MARKETS. The Cities of Los Angeles, Miami, Chicago, Detroit, Dallas, Houston, Orlando, San Francisco and San Diego.

     DEFAULT. An Event of Default or event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

     DEFAULTING LENDER. Any Lender with respect to which a Lender Default is in effect.

     DISPOSITION.  See SECTION 7.03.

     DOLLARS and $.  Lawful money of the United States of America.

     EBITDA. For any period, Net Income for such period, PLUS, to the extent deducted in the determination of such Net Income and not restored in accordance with the definition of such term, (a) Total Interest Expense,
     (b) depreciation, (c) amortization, (d) taxes in respect of income and profits expensed during such period and (e) other non-cash expenses; in each case, for such period and determined on a consolidated basis, after eliminating intercompany items, in accordance with GAAP.

     EFFECTIVE DATE.  See SECTION 1.08.

     EMPLOYEE SHARES. Shares issued or issuable pursuant to options granted or to be granted under the 1995 Teletrac Stock Option Plan and the 1996 Teletrac Stock Option and Restricted Stock Purchase Plan, as in effect on the date hereof.

     ENGINEERING EXPENSES AND SUSTAINING COSTS. For any period the aggregate costs incurred and reported separately as "engineering costs" (which term includes so-called "sustaining costs") in the Borrower's internal financial statements and specified in the Compliance Reports required to be delivered under SECTION 6.05(D).

     ENVIRONMENTAL LAWS. Any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

     EQUITY HOLDER AGREEMENT. The Equity Holder Agreement of even date herewith between the Parent and Fleet and Paribas, as holders of the Warrants, as amended from time to time in accordance with its terms.

     ERISA.  The Employee Retirement Security Act of 1974, as amended.

     EXCESS CASH FLOW. For any period, EBITDA for such period MINUS (a) Total Debt Service for such period; MINUS (b) Capital Expenditures made by the Borrower and its Subsidiaries during such period; MINUS (c) cash taxes paid or payable by the Borrower and its Subsidiaries during such period in respect of income and profits (other than taxes in respect of gains excluded from Net Income in the calculation of EBITDA), MINUS (d) voluntary prepayments of the Notes made in connection with voluntary reductions of the Commitments during such period, as provided in SECTION 1.07(A).

     EXCESS FCC DEBT. As of any date, (a) if FCC License Acquisition Payments are less than or equal to $6,000,000, -0-, or (b) if FCC License Acquisition Payments exceed $6,000,000, the lesser of (i) the aggregate principal outstanding amount of FCC Debt, if any, and (ii) the amount by which FCC License Acquisition Payments exceed $6,000,000.

     EXPANDED CORE MARKETS. The Core Markets and the Cities of Washington, D.C., New York, Boston, Philadelphia, Columbus and Indianapolis.

     EXPIRATION DATE.  See SECTION 1.01.

     EVENT OF DEFAULT.  See ARTICLE VIII.

     FCC. The Federal Communications Commission or any other federal governmental agency which may hereafter perform its functions.

     FCC DEBT.  See SECTION 7.01.

     FCC LICENSE ACQUISITION NOTICE.  See SECTION 7.04.

     FCC LICENSE ACQUISITION PAYMENTS. As of any date, the aggregate purchase price of any Additional FCC Licenses which the License Subsidiary has committed to purchase, as permitted under SECTION 7.04(C).

     FCC LICENSE ACQUISITION PAYMENTS NOTICE.  See SECTION 1.06.

     FCC LICENSES.  See SECTION 4.07.

     FEDERAL FUNDS RATE. For any period, a fluctuating interest rate per annum (based on a 360 day year) equal for each day during such period to the weighted average of the rates of interest charged on overnight federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published for any day which is a Business Day by the Federal Reserve Bank of New York (or, in the absence of such publication, as reasonably determined by the Administrative Agent).

     FEE AND WARRANT LETTERS. The respective Fee and Warrant Letters entered into as of July 21, 1997, between the Borrower and (a) Paribas and (b) Fleet, each in its capacity as a Lender and an Agent, as amended on the date hereof and from time to time in accordance with the respective terms thereof.

     FINANCIAL STATEMENTS.  See SECTION 4.01.

     FLEET.  Fleet National Bank.

     FUNDED DEBT. Without duplication, all Indebtedness with respect to any of the following: (a) money borrowed (whether recourse or non-recourse), including principal and overdue interest and premiums, (b) Rate Hedging Obligations, (c) obligations evidenced by a bond, debenture, note or other like written obligation to pay money, (d) Capital Lease Obligations, (e) obligations under conditional sales or other title retention agreements or secured by any Lien, (f) any letters of credit (including the Letters of Credit), bankers acceptances or similar instruments (including reimbursement obligations with respect thereto), (g) the deferred unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, or (h) any guaranty of any or all of the foregoing.

     GAAP. Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other entity as may be approved by a significant segment of the accounting profession, as in effect on December 31, 1996, applied on a basis consistent with (a) the application of the same in prior fiscal periods, (b) that employed by the Accountants in preparing the financial statements referred to in SECTION 6.05(A) and (c) the accounting principles generally utilized in the location monitoring service industry, as the case may be.

     GOVERNMENTAL AUTHORITY. Any nation or government, any state or other political subdivision thereof and any entity exercising any executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

     HAZARDOUS MATERIALS. (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB'S"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wasters", "hazardous materials", "extremely hazardous wastes", "restricted Hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

     HEADQUARTERS EXPENSE: For any period, the aggregate costs incurred and reported separately as "headquarters expense" in the Borrower's internal financial statements and specified in the Compliance Reports included in the consolidated financial statements required to be delivered under
     SECTION 6.05(D).

     HEDGE PERIOD.  See SECTION 6.10.

     HEDGING LENDER. Any Lender, or any Affiliate of any Lender, which from time to time enters into a Rate Hedging Agreement with any Company.

     INDEBTEDNESS OR INDEBTEDNESS. As applied to any Person, (a) all items (except items of capital stock, capital or paid-in surplus or of retained earnings) which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including Capital Lease Obligations BUT EXCLUDING Indebtedness of the Companies with respect to trade obligations and other normal accruals in the ordinary course of business not yet due and payable or not more than ninety (90) days in arrears measured from the date of billing; (b) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed; and (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock or equity purchase, capital contribution, makewell or otherwise) or otherwise to become directly or indirectly liable.

     INDEMNIFIED LIABILITIES.  See SECTION 14.13.

     INDEMNIFIED PARTIES.  See SECTION 14.13.

     INTEREST EXPENSE. For any period, the aggregate amount (determined on a consolidated basis, after eliminating intercompany items, in accordance with GAAP) of interest and fees accrued (whether or not paid) during such period (including without limitation the Commitment Fee, the Letter of Credit Fee and the interest component of Capital Lease Obligations, but excluding non-recurring structuring and facility fees payable under the Fee and Warrant Letters, interest in respect of overdue trade payables and capitalized interest) by the Companies in respect of all Indebtedness for borrowed money.

     INTEREST PERIOD. With respect to each LIBOR Loan, the period commencing on the date such Loan is made or converted from a Base Rate Loan, or the last day of the immediately preceding Interest Period, as to LIBOR Loans being continued as such, and ending one (1), two (2), three (3) or six (6) months thereafter, as the Borrower may elect in the applicable Loan Request or Interest Rate Option Notice, provided that:

           (a) any Interest Period (other than an Interest Period determined pursuant to clause (d) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

           (b) if the Borrower shall fail to give notice as provided in SECTION 1.04, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

           (c) any Interest Period relating to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (d) below, end on the last Business Day of a calendar month;

           (d) any Interest Period related to a LIBOR Loan that would otherwise end after the final maturity date of the Loans shall end on such final maturity date;

           (e) no Interest Period shall include a principal repayment date for the Loans unless an aggregate principal amount of Loans at least equal to the principal amount due on such principal repayment date shall be Base Rate Loans or LIBOR Loans having Interest Periods ending on or before such date; and

           (f) notwithstanding clauses (d) and (e) above, no Interest Period shall have a duration of less than one (1) month.

     INTEREST RATE OPTION NOTICE. A notice given by the Borrower to the Administrative Agent of the Borrower's election to convert Loans to a different type or continue Loans as the same type, in accordance with
     SECTION 1.04(A).

     INTEREST RESERVE.  See the RECITALS.

     ISSUING BANKS. Each of Fleet and Paribas, any affiliate thereof designated by Fleet or Paribas or any other Lender which may serve as the "Issuing Bank" in the event that Fleet or Paribas elects to cease providing letter of credit services hereunder.

     KEY SITES. (a) The Borrower's leased office premises located at Garden Grove, California and Kansas City, Missouri and (b) any interests in real property hereafter owned or leased by the Borrower or any Subsidiary which, in the reasonable judgment of the Documentation Agent, are substantially as material to the operations of the Borrower's business as the sites described in the foregoing clause (a).

     LENDER DEFAULT. (a) The refusal (which has not been retracted) of a Lender to make available its portion of any Loan, or (b) a Lender having notified the Borrower and/or the Administrative Agent in writing that it does not intend to lend under this Agreement; in the case of either (a) or (b) as a result of any takeover of such Lender by any regulatory authority or agency and other than by reason of any failure of the Borrower to meet any conditions precedent thereto hereunder.

     LENDERS.  See the PREAMBLE.

     LETTER OF CREDIT AND LETTERS OF CREDIT.  See SECTION 1.17.

     LETTER OF CREDIT DISBURSEMENT.  See SECTION 1.17.

     LETTER OF CREDIT DOCUMENTS.  See SECTION 1.17.

     LETTER OF CREDIT EXPOSURE. The sum of (a) the aggregate amount of all outstanding obligations of the Borrower to repay Letter of Credit Disbursements and (b) the aggregate undrawn amount under outstanding Letters of Credit. The Letter of Credit Exposure of any Lender at any time shall mean its PRO RATA percentage of the aggregate Letter of Credit Exposure, based on the aggregate Commitments.

     LETTER OF CREDIT FEE.  See SECTION 1.17.

     LIBOR BASE RATE. With respect to each day during each Interest Period pertaining to any LIBOR Loan, the rate per annum determined by the Administrative Agent to be the arithmetic mean of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; PROVIDED, HOWEVER, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, the term "LIBOR Base Rate" shall mean, with respect to each day during each Interest Period pertaining to any LIBOR Loan, the rate per annum equal to the rate at which the Administrative Agent is offered Dollar deposits at or about 10:00 A.M., New York City time, two (2) Business Days prior to the beginning of such Interest Period in the London interbank deposit market where the eurodollar and foreign currency and exchange operations in respect of its LIBOR Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Loan to be outstanding during such Interest Period. As used herein, the "TELERATE BRITISH BANKERS ASSOC. INTEREST SETTLEMENT RATES PAGE" means the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

     LIBOR LOANS. Loans bearing interest at a rate determined on the basis of the LIBOR Rate.

     LIBOR RATE. With respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/16th of 1%):

                          LIBOR BASE RATE
                    ---------------------------
                 1.00 - LIBOR Reserve Requirements

     LIBOR RESERVE REQUIREMENTS. For any day as applied to a LIBOR Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System (or other Governmental Authority having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

     LICENSE SUBSIDIARY. Collectively, Teletrac License, Inc., a Delaware corporation wholly owned by the Borrower, and any other wholly-owned Subsidiary of the Borrower formed for the purpose of acquiring Additional FCC Licenses, which together hold all of the FCC Licenses used in connection with the operation of the Borrower's business.

     LIENS.  See SECTION 4.09.

     LMS ORDER.  See SECTION 4.07.

     LOAN DOCUMENTS. This Agreement, the Notes, the Security Documents, the Letter of Credit Documents, the Warrant Documents and all other agreements, instruments and certificates contemplated hereby and thereby, including without limitation any Rate Hedging Agreements entered into with any of the Lenders or their Affiliates.

     LOAN REQUEST.  See SECTION 1.04.

     LOANS.  See SECTION 1.01.

     MARGIN STOCK.  See SECTION 4.13.

     MATERIAL ADVERSE EFFECT. (a) An adverse effect on the validity or enforceability of this Agreement or the other Loan Documents in any material respect, (b) an adverse effect on the condition (financial or other), business, results of operations, prospects or properties of the Borrower and the Subsidiaries, taken as a whole, in any material respect or
     (c) an impairment of the ability of the Companies to fulfill their obligations under this Agreement or any other Loan Document to which any Company is a party, in any material respect.

     MESSAGING UNITS. Mobile Data Terminals and Status Messaging Terminals, the Borrower's two-way messaging systems.

     NET CASH PROCEEDS. With respect to any Disposition, the aggregate amount of all cash payments received by (a) any Company or (b) any Qualified Intermediary, as defined in the United States Treasury Regulations promulgated under Section 1031 of the Code and as used in connection with a like-kind exchange under such Section 1031, directly or indirectly, in connection with such Disposition, whether at the time thereof or after such Disposition under deferred payment arrangements or investments entered into or received in connection with such Disposition, MINUS the aggregate amount of any legal, accounting, regulatory, title and recording tax expenses, commissions and other fees and expenses paid by any Company in connection with such Disposition, and MINUS any income or other taxes payable by any Company in connection with such Disposition.

     NET INCOME. For any period, net income of the Borrower and its Subsidiaries from their respective operations, after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions (including Interest Expense), but excluding any extraordinary gains or losses derived from any sales of assets made during such period, to the extent such gains or losses are properly includable in the determination of Net Income for such period, all determined on a consolidated basis, after eliminating intercompany items, in accordance with GAAP.

     NET MARKETING EXPENSE. For any period, the aggregate amount of total marketing and sales expenses incurred by the Borrower and its Subsidiaries during such period MINUS corporate headquarters marketing and sales expense MINUS gross profits of the Borrower and its Subsidiaries from equipment sales during such period.

     NEW EQUITY. The issuance of shares of the capital stock of the Borrower or the Parent yielding net proceeds of up to $15,000,000 in the aggregate.

     NOTES.  See SECTION 1.01.

     OBLIGATIONS. The Loans and the other obligations of the Companies under this Agreement, the Notes, the Warrant Documents, the Security Documents, the Letter of Credit Documents and the other Loan Documents, including without limitation any and all future loans, advances, debts, liabilities, obligations, covenants and duties owing by the Companies to the Agents and the Lenders, or any of them, of any kind or nature, whether or not evidenced by any note, mortgage or other instrument, whether arising by reason of an extension of credit, loan, guarantee, letter of credit or indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" also includes, without limitation, all interest, charges, expenses, fees (including attorneys', accountants', appraisers', consultants' and other fees) and any other sums chargeable to the Companies under this Agreement or any other Loan Documents.

     OFFERING.  See the RECITALS.

     OFFERING MEMORANDUM.  See the RECITALS.

     OPENING BALANCE SHEET.  See SECTION 4.01.

     OPERATING SUBSIDIARIES. The Borrower's Subsidiaries, other than the License Subsidiary. As of the date hereof, the Borrower has no Operating Subsidiaries and none are permitted under the terms of this Agreement.

     PARENT.  See the PREAMBLE.

     PARIBAS.  Banque Paribas.

     PARTICIPANT.  See SECTION 1.13.

     PERMITTED INVESTMENTS. (a) Investments in property to be used by the Subsidiaries in the ordinary course of business; (b) current assets arising from the sale of goods and services in the ordinary course of business; (c) investments (of one year or less) in direct or guaranteed obligations of the United States, or any agency thereof; (d) investments (of 90 days or less) in certificates of deposit of the Lenders or any other domestic commercial bank of recognized standing having capital, surplus and undivided profits in excess of $100,000,000, membership in the Federal Deposit Insurance Corporation ("FDIC") and senior debt rated carrying one of the two highest ratings of Standard & Poor's Ratings Service, A Division of McGraw Hill, Inc., or Moody's Investors Service, Inc. (an "APPROVED INSTITUTION"); (e) investments (of 90 days or less) in commercial paper given one of the two highest ratings by Standard and Poor's Ratings Service, A Division of McGraw Hill, Inc., or by Moody's Investors Service, Inc.; (f) investments redeemable at any time without penalty in money market instruments placed through the Lenders or Approved Institutions; (g) existing equity investments by the Parent in the Borrower and by the Borrower in the License Subsidiary and additional equity investments by the Parent in the Borrower permitted under SECTION 7.04 and made in compliance with the prepayment requirements of SECTION 1.06(F); (h) repurchase agreements fully collateralized by United States government securities; (i) deposits fully insured by the FDIC; and (j) loans to employees and advances to employees in the ordinary course of business for the payment of BONA FIDE, properly documented, business expenses to be incurred on behalf of the Companies, provided that the aggregate outstanding amount of all such loans and advances shall not exceed $500,000 in the aggregate at any time.

     PERSON OR PERSON. Any individual, corporation, partnership, joint venture, trust, business unit, unincorporated organization, or other organization, whether or not a legal entity, or any government or any agency or political subdivision thereof.

     PREFERRED STOCK. The Parent's Series A Redeemable Convertible Participating Preferred Stock issued on August 6, 1997 under the Preferred Stock Exchange Agreements on the terms and conditions set forth in the Preferred Stock Provisions.

     PREFERRED STOCK EXCHANGE AGREEMENTS. The Exchange Agreement dated as of July 31, 1997 among the Borrower, the Parent and the "Stockholders" named therein, the Preferred Stock Provisions and any and all agreements and instruments executed and delivered as required under such Exchange Agreement.

     PREFERRED STOCK PROVISIONS. Part B of Article Fourth of the Certificate of Incorporation of Teletrac Holdings, Inc., as amended pursuant to the Certificate of Amendment dated as of July 31, 1997 and filed with the office of the Secretary of State of the State of Delaware on July 31, 1997, without giving effect to any further amendments thereof.

     PRICING PERIOD.  See SECTION 1.03.

     PRICING RATIO.  See SECTION 1.03.

     PROJECTIONS.  See SECTION 4.17.

     PROPERTIES.  See SECTION 4.20.

     PRO FORMA DEBT SERVICE. For any period of four (4) consecutive fiscal quarters, Total Debt Service for such period, provided that (a) the interest rate or rates applicable to any Indebtedness shall be determined based upon the rate or rates in effect on the date of such computation and
     (b) principal payable under the Notes during such period shall be a number not less than -0- which is equal to (a) the sum of the aggregate principal amount of the Notes outstanding on the date immediately preceding the first day of such period PLUS the Letter of Credit Exposure on such date MINUS
     (b) the aggregate scheduled Commitments under SECTION 1.02 as of the last day of such period.

     QUARTERLY DATES. The last day of each March, June, September and December of each fiscal year.

     RATE HEDGING AGREEMENTS. Any written agreements evidencing Rate Hedging Obligations, including without limitation the LIBOR provisions of this Agreement.

     RATE HEDGING OBLIGATIONS. Any and all obligations of the Borrower, whether direct or indirect and whether absolute or contingent, at any time created, arising, evidenced or acquired (including all renewals, extensions, modifications and amendments thereof and all substitutions therefor), in respect of: (a) any and all agreements, arrangements, devices and instruments designed or intended to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including without limitation dollar-denominated or cross currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants and so-called "rate swap" agreements; and (b) any and all cancellations, buy-backs, reversals, terminations or assignments of any of the foregoing.

     R & D EXPENSE. For any period, the aggregate amount paid by the Companies to third parties for the research relating to and development of new products or system improvements or enhancements not currently being offered by the Borrower which is reported separately as "research and development costs" in the consolidated financial statements required to be delivered under SECTION 6.05(A).

     RECOVERING PARTY.  See SECTION 1.14.

     RECOVERY.  See SECTION 1.14.

     REGISTRATION RIGHTS AGREEMENT. The Amended and Restated Registration Rights Agreement dated as of December 6, 1996 between the Parent (as assignee of the Borrower effective as of July 31, 1997), its stockholders and Fleet and Paribas, as holders of the Warrants, as amended from time to time in accordance with its terms.

     REGULATION D. Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

     REGULATORY CHANGE. With respect to any Lender, any change after the date of this Agreement in any law, rule or regulation (including without limitation Regulation D) of the United States, any state or any other nation or political subdivision thereof, including without limitation the issuance of any final regulations or guidelines, or the adoption or making after the date of this Agreement of any interpretation, directive or request, applying to a class of banks in which such Lender is included under any such law, rule or regulation (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation thereof.

     REMEDIAL WORK. All activities, including, without limitation, cleanup design and implementation, removal activities, investigation, field and laboratory testing and analysis, monitoring and other remedial and response actions, taken or to be taken, arising out of or in connection with Hazardous Materials, including without limitation all activities included within the meaning of the terms "removal," "remedial action" or "response," as defined in 42 U.S.C. Section 9601(23), (24) and (25).

     REQUIRED LENDERS. At any time, Lenders, excluding Defaulting Lenders, holding at least two-thirds of the sum of (a) the aggregate outstanding principal amount of the Loans, (b) the aggregate Letter of Credit Expense and (c) the aggregate amount of the unutilized Available Commitments.

     REQUIRED PAYMENT.  See SECTION 1.15.

     RESTRICTED PAYMENT. Any distribution or payment of cash or property, or both, directly or indirectly to any equityholder of any of the Companies or of any of their respective Affiliates for any reason whatsoever, including without limitation, salaries, loans, debt repayment, consulting fees, management fees, expense reimbursements, dividends, distributions, put, call or redemption payments and any other payments in respect of equity interests; PROVIDED, however, that Restricted Payments SHALL NOT INCLUDE:

           (i) reasonable Transaction Costs;

           (ii)BONA FIDE expense reimbursements and reasonable compensation (in the reasonable business judgment of the Companies) paid to employees of the Companies (it being agreed that compensation in effect as of the date hereof is reasonable as of the date hereof and, with respect to any such employee compensation which is contractually guaranteed, through the respective term of each such contract); and

           (iii)SCHEDULED payments of interest in respect of the Senior 14% Notes, PROVIDED that such payments shall be made first from the Interest Reserve until the Interest Reserve is exhausted;

           (iv)up to $3,000,000 in the aggregate paid during the term of this Agreement to repurchase Employee Shares upon the termination of employment of the holders thereof in accordance with the applicable employee stock plan(s);

           (v) transactions that comply with SECTION 7.10; and

           (vi)amounts paid to reimburse the Parent for the Parent's BONA FIDE out-of-pocket expenses incurred to maintain its legal, corporate existence and good standing, including amounts paid for franchise taxes, reasonable professional fees reasonably incurred and the like, up to an aggregate amount expended in any fiscal year of not more than $100,000.

     REVOLVERS.  See SECTION 1.01.

     SCHEDULED PRINCIPAL PAYMENTS. For any fiscal period, (a) the aggregate principal amount of Loans outstanding on the first day of such period MINUS
     (b) the aggregate Commitments at the close of business on the first Business Day following the end of such period, as reduced as provided under
     SECTION 1.02, but in no event less than -0-.

     SEC.  See SECTION 6.05.

     SECURITY AGREEMENTS. The Security and Pledge Agreement signed by the Borrower as of the Closing Date or, with respect to Operating Subsidiaries formed after the date hereof, the Guaranty and Security Agreement signed by each such Operating Subsidiary, in connection with its formation as required under SECTION 2.01.

     SECURITY DOCUMENT(S).  See SECTION 2.01.

     SENIOR 14% NOTES.  See the RECITALS.

     SENIOR NOTE INDENTURE. The Indenture dated as of August 6, 1997 between the Borrower and Norwest Bank Minnesota, National Association, as trustee and as Collateral Agent, as originally executed and delivered.

     STOCKHOLDERS AGREEMENT. The Stockholders' Agreement dated as of December 6, 1996 between the Parent (as assignee of the Borrower effective as of July 31, 1997), its stockholders and Fleet and Paribas, as holders of the Warrants, as amended from time to time in accordance with its terms.

     SUBSCRIBERS.  Collectively, Commercial Subscribers and Consumer
     Subscribers.

     SUBSIDIARY. (a) Any corporation, association, joint stock company, business trust or other similar organization of which more than 50% of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Borrower or a Subsidiary of the Borrower; (b) any other such organization the management of which is directly or indirectly controlled by the

     Borrower or a Subsidiary of the Borrower through the exercise of voting power or otherwise; or (c) any joint venture, association, partnership or other entity in which the Borrower or a Subsidiary of the Borrower has a 50% equity interest. All of the Borrower's Subsidiaries as of the date hereof are listed on SCHEDULE 4.02 and such term shall include each new Subsidiary formed after the date hereof in compliance with the terms of the foregoing definition and this Agreement.

     TADIRAN. Collectively, Tadiran Telematics, Ltd., an Israeli corporation, and Tadiran, Ltd., an Israeli corporation.

     TADIRAN AGREEMENTS.  The VLU Production Agreement dated as of September
     6, 1996 between the Borrower and Tadiran, Ltd. and the Integrated Base Station Unit Development Agreement dated December 13, 1996 between Tadiran Telematics, Ltd. and the Borrower.

     TADIRAN ASSIGNMENT. The Conditional Assignment of even date herewith between the Agent, on behalf of the Lenders, as "Assignee", and the Borrower, as "Assignor", as amended from time to time in accordance with its terms.

     TADIRAN CONSENT. The "Consent of Sellers" attached to the Tadiran Assignment and executed and delivered by Tadiran as of the date hereof.

     TAXES.  See SECTION 1.10.

     TD LETTER OF CREDIT.  See SECTION 1.17.

     THIRD PARTIES.  See SECTION 14.02.

     TOTAL DEBT SERVICE. For any period, the aggregate amount (determined on a consolidated basis, after eliminating intercompany items, in accordance with GAAP) of (a) principal required to be paid during such period in respect of Total Funded Debt, (b) principal required to be paid during such period in respect of Base FCC Debt (excluding, for purposes of SECTION 5.07, any principal payable after March 31, 2003) and (c) Total Interest Expense for such period. For purposes of this definition, the aggregate amount of all principal required to be paid in respect of the Loans shall be limited to Scheduled Principal Payments.

     TOTAL FUNDED DEBT. At any time, all outstanding Funded Debt of the Borrower and its Subsidiaries other than the Base FCC Debt but including any Excess FCC Debt, determined on a consolidated basis, after eliminating intercompany items, in accordance with GAAP.

     TOTAL INTEREST EXPENSE. For any period, Interest Expense for such period which is payable, or currently paid, in cash.

     TOTAL REVENUE UNITS. For any period, gross recurring service revenues of the Borrower and its Subsidiaries for such period DIVIDED BY $15.00 DIVIDED BY three (3).

     TOTAL VLU NET ADDITIONS. For any period, the sum of (a) Commercial Subscriber Additions MINUS Commercial Churn, PLUS (b) Consumer Subscriber Additions MINUS Consumer Churn.

     TRANSACTION COSTS. For any period, nonrecurring out-of-pocket expenses (including attorneys' fees, investment banking fees and facility fees, but excluding recurring costs such as commitment and agency fees) accrued by the Borrower and the Subsidiaries to Persons who are not Affiliates of any Company during such period in connection with the closing of the transactions under this Agreement and the Offering.

     TRANSACTION DOCUMENTS.  See SECTION 4.02.

     WARRANTS.  The meaning set forth in the Fee and Warrant Letters.

     WARRANT DOCUMENTS. Collectively, the Warrants, the Equity Holder Agreement, the Stockholders Agreement and the Registration Rights Agreement, each as amended from time to time in accordance with its respective terms.

     XII.  ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS; SEPARATE

           ACTIONS BY THE LENDERS.

     (a) This Agreement (including the Schedules hereto) and the other Loan Documents constitute the entire agreement of the parties herein and supersede any and all prior agreements, written or oral, as to the matters contained herein, and no modification or waiver of any provision hereof or of the Notes or any other Loan Document, nor consent to the departure by any Company therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as hereafter provided, the consent of the Required Lenders shall be required and sufficient (i) to amend, with the consent of the Borrower, any term of this Agreement, the Notes or any other Loan Document or to waive the observance of any such term (either generally or in a particular instance or either retroactively or prospectively); (ii) to take or refrain from taking any action under this Agreement, the Notes, any other Loan Document or applicable law, including, without limitation, (A) the acceleration of the payment of the Notes, (B) the termination of the Commitments, (C) the exercise of the Documentation Agent's and the Lenders' remedies hereunder and under the Security Documents and (D) the giving of any approvals, consents, directions or instructions required under this Agreement or the Security Documents; PROVIDED that no such amendment, waiver or consent shall, without the prior written consent of each Lender (or subsequent holder of a Note) directly affected thereby: (1) extend the final maturity or reduce the principal amount of, or reduce the amount or extend the time of payment of any principal of, or interest on, any Loan or Letter of Credit Disbursement (other than mandatory prepayments of the Notes out of Excess Cash Flow required under SECTION 1.06(C)), (2) increase or extend any Commitment or extend the Expiration Date (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute any such increase or extension), (3) release any guaranties or any Collateral, unless such release of guarantee or Collateral is in connection with a sale of Collateral permitted hereby or to which any required consent of the Required Lenders has been given and substantially all of the Net Cash Proceeds of such sale are applied to the Borrower's indebtedness to the Lenders hereunder or otherwise used in a manner permitted hereunder, (4) change the PRO RATA provisions of SECTION 1.14 or the percentage referred to in the definition of "Required Lenders" contained in
ARTICLE XI, (5) amend the provisions of this ARTICLE XII, or (6) amend, modify or otherwise affect the rights and duties of either Agent hereunder or under any Loan Document without the prior written consent of such Agent; and PROVIDED, FURTHER, that neither notice to, nor the consent of, the Borrower shall be required for any modification, amendment or waiver of the provisions of this
ARTICLE XII governing the number of Lenders required to consent to any act or omission under the Loan Documents or, subject to ARTICLE XIII, of the definition of "Required Lenders".

     (b) Any amendment or waiver effected in accordance with this ARTICLE XII shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Borrower. The Lenders' failure to insist (directly or through either Agent) upon the strict performance of any term, condition or other provision of this Agreement, any Note, or any of the Security Documents, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by the Lenders of any such term, condition or other provision or default or Event of Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term condition or other provision or of any such default or Event of Default shall not affect or alter this Agreement, any Note or any of the Security Documents, and each and every term, condition and other provision of this Agreement, the Notes and the Security Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent default or Event of Default in connection therewith. An Event of Default hereunder and a default under any Note or under any of the Security Documents shall be deemed to be continuing unless and until cured or waived in writing by the Required Lenders or all of the Lenders, as provided in paragraph (a) above.

     XIII. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

     (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Agents and their respective successors and assigns, and all subsequent holders of any of the Notes or any portion thereof.

     (b) Each Lender may assign its rights and interests under this Agreement, the Notes and the Security Documents and/or delegate its obligations hereunder and thereunder, in whole or in part, and sell participations in the Notes and the Security Documents as security therefor, PROVIDED as follows:

           (i) Any such assignment made other than to a separately organized branch, or an Affiliate of, a Lender shall reflect an assignment of such assigning Lender's Notes and Commitments which is in an aggregate principal amount of at least $5,000,000, and if greater, an integral multiple of $1,000,000.

           (ii) Notwithstanding any provision of this Agreement to the contrary, each Lender may at any time assign all or any portion of its rights under this Agreement and each of the other Loan Documents, including, without limitation, the Notes held by such Lender, to a Federal Reserve Bank (or equivalent thereof in the case of Lenders chartered outside of the United States); provided that no such assignment shall release a Lender from any of its obligations and liabilities under the Loan Documents. Any Federal Reserve Bank (or equivalent thereof) which receives such an assignment from any Lender may make further assignments of such rights in accordance with the provisions of this Section.

           (iii) Any assignments and/or delegations made hereunder shall be pursuant to an instrument of assignment and acceptance (the "ASSIGNMENT AND ACCEPTANCE") substantially in the form of SCHEDULE 13(B)(III) and the parties to each such assignment shall execute and deliver to the Documentation Agent for its acceptance the Assignment and Acceptance together with any Note or Notes subject thereto. Upon such execution and delivery, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall become a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with applicable Commitments as set forth therein and (B) the assigning Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement as to that portion of its obligation being so assigned and delegated. The Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of the assignee as a Lender and the resulting adjustment of Commitments arising from the purchase by and delegation to such assignee of all or a portion of the rights and obligations of such assigning Lender under this Agreement.

           (iv) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee together with the Note or Notes subject to such assignment and payment by the assignee to the Documentation Agent of a registration and processing fee of $3,000, the Documentation Agent shall accept such Assignment and Acceptance. Promptly upon delivering such Assignment and Acceptance to the Documentation Agent, the assigning Lender shall give notice thereof to the Borrower pursuant to a Notice of Assignment and Acceptance substantially in the form of SCHEDULE 13(B)(IV) and addressed to the Borrower and the Documentation Agent. Within five (5) Business Days after receipt of such notice, the Borrower shall execute and deliver to the Documentation Agent in exchange for each such surrendered Note a new Note payable to the order of such assignee in an amount equal to the portion of the applicable Commitment(s) assumed by such assignee pursuant to such Assignment and Acceptance and a new Note payable to the order of the assigning Lender in an amount equal to the portion of the applicable Commitment(s) retained by it hereunder. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form provided in SECTION 1.01. Canceled Notes shall be returned to the Borrower upon the execution and delivery of such new Notes.

           (v) Each Lender may sell participations in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Notes held by it); PROVIDED, HOWEVER, that, (A) each such participation shall be in a minimum amount of $5,000,000 (B) the selling Lender shall remain obligated under this Agreement to the extent as it would if it had not sold such participation, (C) the selling Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (D) at no time shall the selling Lender agree with such participant to take or refrain from taking any action hereunder or under any other Loan Document, except that the selling Lender may agree not to consent, without such participant's consent, to any of the actions referred to in ARTICLE XII, to the extent that the same require the consent of each Lender hereunder, (E) all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation and no participant shall be entitled to receive any greater amount pursuant to this Agreement than the selling Lender would have been entitled to receive in respect of the amount of the participation transferred by such Lender to such participant had no such transfer occurred, and (F) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement.

           (vi) The Borrower may not assign any of its rights or delegate any of its duties or obligations hereunder.

           (vii) Any Lender may, in connection with any assignment or participation pursuant to this Section, disclose to the assignee or participant any information relating to the Companies furnished to such Lender by or on behalf of the Borrower and such assignee or participant shall treat such information as confidential.

     XIV.  MISCELLANEOUS

     SECTION 14.01. SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lenders of the Loans and shall continue in full force and effect so long as any Obligation is outstanding and unpaid or any Lender has any obligation to advance funds to the Borrower hereunder.

     SECTION 14.02. FEES AND EXPENSES; INDEMNITY; ETC. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, interpretation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes, the Letter of Credit Documents, the Warrant Documents and any other Loan Documents and the consummation and administration of the transactions contemplated hereby, including without limitation the reasonable fees and disbursements of (i) counsel to the Documentation Agent, and
(ii) such agents of the Documentation Agent not regularly in its employ, and accountants, other auditing services, consultants and appraisers engaged by or on behalf of the Documentation Agent or by the Borrower at the request of the Documentation Agent (collectively, "THIRD PARTIES"); (b) to pay or reimburse the Documentation Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any other Loan Documents, including, without limitation, the reasonable fees and disbursements of (i) counsel to the Documentation Agent and (ii) Third Parties; (c) following the occurrence of an Event of Default hereunder, to pay or reimburse the Lenders for the reasonable fees and disbursements of counsel for the respective Lenders engaged for the preservation or enforcement of such Lender's rights under this Agreement or any other Loan Documents relating to such Event of Default; (d) to pay, indemnify, and hold each Lender and each Agent harmless from, any and all recording and filing fees and taxes, lien discharge fees and taxes, intangible taxes and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the Letter of Credit Documents, the Warrant Documents and any other Loan Documents; and (e) to pay, indemnify, and hold each Lender and each Agent (and their respective directors, officers, employees, agents and other affiliates) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or any transaction contemplated by, any Loan Document or the use or proposed use of the proceeds of the Loans or the Letters of Credit or the refinancing or restructuring of the credit arrangement provided under this Agreement in the nature of a "work-out" or any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of any Company or any other party other than the Lender or either Agent to any Loan Document (all the foregoing in this clause (e), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED, that the Borrower shall have no obligation hereunder to either Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Agent or any such Lender. Notwithstanding the provisions of SECTION 14.01, the agreements in this Section shall survive repayment of the Notes and all other amounts payable hereunder and under the other Loan Documents.

     SECTION 14.03.  NOTICE.

     (a) All notices, requests, demands and other communications provided for hereunder (including without limitation Loan Requests) shall be in writing (including telecopied communication) and mailed or telecopied or delivered to the applicable party at the addresses indicated below.

     If to the Administrative Agent:

           Banque Paribas
           2029 Century Park East - Suite 3900
           Los Angeles, California
           Attention:  Ms. Darlynn Ernst
           Telecopy:    (310) 556-3762

     If to the Documentation Agent:

           Fleet National Bank
           One Federal Street
           Mail Stop: MAOFD03D
           Boston, Massachusetts  02110
           Telecopy:     (617) 346-4345
           Attention:  Mr. Christopher A. Swindell

and if to any Lender, at the address set forth on the appropriate signature page hereto or, with respect to any assignee of the Notes under ARTICLE XIII, at the address designated by such assignee in a written notice to the other parties hereto.;

     in each case (except for routine communications), with a copy to:

           Elizabeth H. Munnell, Esquire
           Edwards & Angell
           101 Federal Street
           Boston, Massachusetts 02110
           Telecopy No.:  (617) 439-4170

     If to the Borrower:

           Steven D. Scheiwe, Esq.
           Teletrac, Inc.
           2323 Grand - Suite 1100
           Kansas City, Missouri  64108-2670
           Telecopy:    (816) 474-3475

     with a copy (except for routine communications) to:

           Karen C. Wiedemann, Esq.
           Reboul, MacMurray, Hewitt, Maynard
               & Kristol
           45 Rockefeller Plaza
           New York, New York  10111
           Telecopy:    (212) 841-5725

     or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be deemed given upon receipt by the party to whom such notice is directed.

     (b) The address of the Administrative Agent for payment hereunder is as follows:

            Banque Paribas
            2029 Century Park East, Suite 3900
            Los Angeles, California  90067
            Attention:  Shirley Williams
            Telecopy No.: (310) 553-1504
            Bank of America
            ABA:  1210-0035-8
            San Francisco, California
            For credit to:  Banque Paribas, Los Angeles Agency
            Account No.:  62902-10150

     SECTION 14.04. GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     SECTION 14.05.  CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

     (A) THE BORROWER, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS ARISING HEREUNDER OR UNDER THE NOTES OR THE SECURITY DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, THE BORROWER CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR U.S. CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE BORROWER AT THE ADDRESS PROVIDED HEREIN. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     (B) WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENTS AND THE LENDERS HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH.

     SECTION 14.06. SEVERABILITY. Any provision of this Agreement, the Notes or any of the Security Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 14.07. SECTION HEADINGS, ETC. Any Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     SECTION 14.08. SEVERAL NATURE OF LENDERS' OBLIGATIONS. Notwithstanding anything in this Agreement, the Notes or any of the Security Documents to the contrary, all obligations of the Lenders hereunder shall be several and not joint in nature, and in the event any Lender fails to perform any of its obligations hereunder, the Borrower shall have no recourse against any other Lender(s) who has (have) performed its (their) obligations hereunder. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, subject to the provisions of ARTICLE XII, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     SECTION 14.09. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same Agreement.

     SECTION 14.10. KNOWLEDGE AND DISCOVERY. All references in this Agreement to "knowledge" of, or "discovery" by, the Borrower shall be deemed to include, without limitation, any such knowledge of, or discovery by, the Borrower or any executive officer of the Borrower.

     SECTION 14.11. AMENDMENT OF OTHER AGREEMENTS. All references in this Agreement to other documents and agreements to which the Lenders are not parties (including without limitation the Preferred Stock Provisions, the Preferred Stock Exchange Agreements, the Senior Note Indenture, the Senior 14% Notes and the Tadiran Agreements) shall be deemed to refer to such documents and agreements as presently constituted and, except for any amendments and modifications not prohibited under SECTION 7.11, not as hereafter amended or modified unless the Lenders shall have expressly consented in writing to such amendment(s) or modification(s).

     SECTION 14.12. DISCLAIMER OF RELIANCE. The Borrower has not relied on any oral representations concerning any of the terms or conditions of the Loans, the Notes, this Agreement or any of the Security Documents in entering into the same. The Borrower acknowledges and agrees that none of the officers of either Agent or any Lender has made any representations that are inconsistent with the terms and provisions of this Agreement, the Notes and the Security Documents, and neither the Borrower nor any of its Affiliates has relied on any oral promises or representations in connection therewith.

     SECTION 14.13. ENVIRONMENTAL INDEMNIFICATION. Without limiting the generality of SECTION 14.02, in consideration of the execution and delivery of this Agreement by the Lenders and the making of the Loans, the Borrower hereby indemnifies, exonerates and holds the Lenders and each of their respective officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith

(irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

     (a) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by any Company of any Hazardous Material; or

     (b) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Company of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expense or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, any Company; except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's negligence or misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Notwithstanding anything to the contrary herein contained, the obligations and liabilities under this Section shall survive and continue in full force and effect and shall not be terminated, discharged or released in whole or in part irrespective of whether all the Obligations have been paid in full or the Commitments have been terminated and irrespective of any foreclosure of any mortgage, deed of trust or collateral assignment on any real property or acceptance by any Lender of a deed or assignment in lieu of foreclosure.

     IN WITNESS WHEREOF, the Agents, the Lenders and the Borrower have caused this Agreement to be duly executed by their duly authorized representatives, as a sealed instrument, all as of the day and year first above written.

                                    BORROWER:

                                    TELETRAC, INC.

                                    By:_________________________________
                                          Alan Howe, Vice President of
                                          Finance and Corporate Development

                                    ADMINISTRATIVE AGENT:

                                    BANQUE PARIBAS

                                    By:

                                       Darlynn Ernst, Assistant Vice
                                       President,
                                        Media-Entertainment Finance Group

                                    By:_________________________________
                                          Stanley P. Berkman,
                                          General Manager, Western Region

                                    DOCUMENTATION AGENT:

                                    FLEET NATIONAL BANK

                                    By:

                                       Christopher A. Swindell, Vice
                                        President,
                                        Media & Communications Group

                                 BANQUE PARIBAS



                                          By:________________________________
                                             Darlynn Ernst, Assistant Vice
                                             President,
                                              Media-Entertainment Finance Group

                                          By:____________________________
                                               Stanley P. Berkman,
                                               General Manager, Western Region

                                          Address for Notices:

                                          Banque Paribas

                                          2029 Century Park East - Suite 3900
                                          Los Angeles, California
                                          Telephone:  (310) 551-7300 (Main)
                                          Telecopy:    (310) 556-3762
                                          Attention:  Darlynn Ernst
                                                      Assistant Vice President

                                          FLEET NATIONAL BANK

                                          By:_________________________________
                                              Christopher A. Swindell,
                                              Vice President,
                                               Media & Communications Group

                                          Address for Notices:

                                          Fleet National Bank
                                          One Federal Street
                                          Mail Stop:  MAOFD03D
                                          Boston, Massachusetts  02110
                                          Telecopier:  (617) 346-4346
                                          Telephone:  (617) 346-5579
                                          Attention:  Christopher A. Swindell
                                                      Vice President